AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 2002

                                                          REGISTRATION NO. _____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         -------------------------------
                          GOLDEN PHOENIX MINERALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             MINNESOTA                      1499                  41-1878178
  (State or other jurisdiction of     (Primary Standard        (I.R.S. Employer
   incorporation or organization)        Industrial          Identification No.)
                                     Classification Code
                                           Number)

                          3595 AIRWAY DRIVE, SUITE 405
                               RENO, NEVADA 89511
                            TELEPHONE: (775) 853-4919
               (Address, including zip code, and telephone number,
                              including area code,
                  of registrant's principal executive offices)

                                   COPIES TO:
                                   ----------
       Michael R. Fitzsimonds                    Clayton E. Parker, Esq.
             President                          Ronald S. Haligman, Esq.
   Golden Phoenix Minerals, Inc.               Kirkpatrick & Lockhart LLP
    3595 Airway Drive, Suite 405        201 South Biscayne Boulevard, Suite 2000
         Reno, Nevada 89511                          Miami, FL 33131
   Telephone No.: (775) 853-4919              Telephone No.: (305) 539-3300
   Telecopier No.: (775) 853-5010            Telecopier No.: (305) 358-7095

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective. /X/
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, please check the following box. / /
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
========================================================================================
 TITLE OF EACH CLASS OF    AMOUNT TO    PROPOSED MAXIMUM     PROPOSED       AMOUNT OF
       SECURITIES              BE        OFFERING PRICE       MAXIMUM     REGISTRATION
    TO BE REGISTERED       REGISTERED     PER SHARE(1)       AGGREGATE       FEE(2)
                                                              OFFERING
                                                              PRICE(1)
----------------------------------------------------------------------------------------
Common stock, par value
  $0.001 per share          23,624,604        $0.22         $5,197,412.88    $478.16
----------------------------------------------------------------------------------------
TOTAL                       23,624,604        $0.22         $5,197,412.88    $478.16
----------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. For the purposes of this table, we have used the average of the closing bid and asked prices as of December 2, 2002.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED DECEMBER __ 2002

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                                   PROSPECTUS

                          GOLDEN PHOENIX MINERALS, INC.

                        23,624,604 SHARES OF COMMON STOCK



This Prospectus relates to the sale of up to 23,624,604 shares of our common stock by Fusion Capital Fund II, LLC. Fusion Capital is sometimes referred to in this Prospectus as the selling shareholder. The prices at which Fusion Capital may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive proceeds from the sale of our shares by Fusion Capital.

Our common stock is quoted on the Nasdaq Over-the-Counter Bulletin Board under the symbol "GPXM." On November 20, 2002, the last reported sale price for our common stock as reported on the Nasdaq Over-the-Counter Bulletin Board was $0.21 per share.


                              --------------------


INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2 FOR A DISCUSSION OF THESE RISKS.


                              --------------------

The selling shareholder is an "underwriter" within the meaning of the Securities Act of 1933, as amended.


                              --------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   THE DATE OF THIS PROSPECTUS IS _____, 2002.

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

PROSPECTUS SUMMARY.............................................................1
RISK FACTORS...................................................................2
FORWARD-LOOKING STATEMENTS.....................................................6
USE OF PROCEEDS................................................................6
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.......................7
THE FUSION TRANSACTION.........................................................8
MANAGEMENT'S DISCUSSION AND ANALYSIS  OF FINANCIAL CONDITION AND
      RESULTS OF OPERATIONS...................................................12
BUSINESS......................................................................15
LEGAL PROCEEDINGS.............................................................21
MANAGEMENT....................................................................22
PRINCIPAL SHAREHOLDERS........................................................25
DESCRIPTION OF CAPITAL STOCK..................................................26
SHARES ELIGIBLE FOR FUTURE SALE...............................................29
SELLING SHAREHOLDER...........................................................30
PLAN OF DISTRIBUTION..........................................................31
LEGAL MATTERS.................................................................32
EXPERTS.......................................................................32
WHERE YOU CAN FIND ADDITIONAL INFORMATION.....................................32
INDEX TO FINANCIAL STATEMENTS.................................................33

                               PROSPECTUS SUMMARY


BUSINESS

      We are a Minnesota corporation. Our principal executive offices are located at 3595 Airway Drive, Suite 405, Reno, Nevada. Our telephone number is 775-853-4919. The address of our website is www.golden-phoenix.com. Information on our website is not part of this Prospectus.

      We plan to produce economically valuable minerals from the mineral properties we currently control, and from mineral properties that we may acquire in the future. We intend to concentrate our exploration efforts in the Western United States.


THE OFFERING

      On November 12, 2002, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, pursuant to which Fusion Capital has agreed to purchase, on each trading day, $15,000 of our common stock up to an aggregate, under certain conditions, of $12.0 million. Fusion Capital, the selling shareholder under this Prospectus, is offering for sale up to 23,624,604 shares of our common stock. As of November 6, 2002, there were 71,812,552 shares outstanding, including the 1,587,302 shares that we have issued to Fusion Capital as a commitment fee, 250,000 shares that we issued to Fusion Capital as reimbursement to Fusion Capital for certain expenses in connection with the purchase agreement and 200,000 shares of our common stock purchased by Fusion Capital, all of which are included in the offering pursuant to this Prospectus, but excluding an additional 1,587,302 shares offered by Fusion Capital pursuant to this Prospectus which may be issued to Fusion Capital in the future under the common stock purchase agreement. The 23,624,604 shares offered by this Prospectus represents approximately 32.9% of our total outstanding common stock as of November 6, 2002. The number of shares ultimately offered for sale by Fusion Capital is dependent upon the number of shares purchased by Fusion Capital under the common stock purchase agreement.

                                  RISK FACTORS

      You should carefully consider the risks described below before purchasing our common stock. Our most significant risks and uncertainties are described below; however, they are not the only risks we face. If any of the following risks actually occur, our business, financial condition, or results or operations could be materially adversely affected, the trading of our common stock could decline, and you may lose all or part of your investment. You should acquire shares of our common stock only if you can afford to lose your entire investment.


WE HAVE A LIMITED OPERATING HISTORY WITH SIGNIFICANT LOSSES AND EXPECT LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE

      We have yet to establish any history of profitable operations. We have incurred annual operating losses of $1,661,325, and $1,112,023, respectively, during the past two fiscal years of operation. As a result, at December 31, 2001, we had an accumulated deficit of $6,698,930. Our revenues have not been sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our gold mines. No assurances can be given that we will be able to successfully commercialize our gold mines or that we will ever be profitable.

      Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended December 31, 2001 and December 31, 2000 relative to our ability to continue as a going concern. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.


WE WILL REQUIRE ADDITIONAL FINANCING TO SUSTAIN OUR OPERATIONS AND WITHOUT IT WE WILL NOT BE ABLE TO CONTINUE OPERATIONS

      We do not currently have sufficient financial resources to fund our operations. Therefore, we need additional funds to continue these operations. We only have the right to receive $15,000 per trading day under the agreement with Fusion Capital unless our stock price equals or exceeds $0.40, in which case the daily amount may be increased under certain conditions as the price of our common stock increases. Fusion Capital does not have the right nor the obligation to purchase any shares of our common stock on any trading days that the market price of our common stock is less than $0.10. We are registering 20,000,000 shares pursuant to this Prospectus which we may sell to Fusion Capital under the common stock purchase agreement. Accordingly, the selling price of our common stock to Fusion Capital will have to average at least $0.60 per share for us to receive the maximum proceeds of $12.0 million without registering additional shares of common stock.

      The extent to which we rely on Fusion Capital as a source of funding will depend on a number of factors including, the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources, such as through the sale of debt or sale of stock. If obtaining sufficient financing from Fusion Capital were to prove prohibitively expensive and if we are unable to commercialize and sell our gold, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we are able to access the full $12.0 million under the common stock purchase agreement with Fusion Capital, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, we would be forced to curtail our business operations.


ENVIRONMENTAL CONTROLS COULD CURTAIL OR DELAY THE EXPLORATION AND DEVELOPMENT OF OUR MINES AND IMPOSE SIGNIFICANT COSTS ON US

      We are required to comply with numerous environmental laws and regulations imposed by federal and state authorities. At the federal level, legislation such as the Clean Water Act, the Clean Air Act, the RCRA, CERCLA and the National Environmental Policy Act impose effluent and waste standards, performance standards, air quality and emissions standards and other design or operational requirements for various components of mining and mineral processing, including gold ore mining and processing. In January 2001, the Bureau of Land Management amended its surface management regulations to require bonding of all hardrock and exploration operations greater than casual use. The impact of bonding the Mineral Ridge Mine has been significant. Many states, including the State of Nevada (where all of our properties are located), have also adopted regulations that establish design, operation, monitoring, and closing requirements for mining operations. Under these regulations, mining companies are required to provide a reclamation plan and financial assurance to insure that the reclamation plan is implemented upon completion of mining operations. Additionally, Nevada and other states require mining operations to obtain and comply with environmental permits, including permits regarding air emissions and the protection of surface water and groundwater. Our compliance with federal and state environmental laws may necessitate significant capital outlays or delays, may materially and adversely affect the economics of a given property, or may cause material changes or delays in our intended exploration, development and production activities. Further, new or different environmental standards imposed by governmental authorities in the future could adversely affect our business activities.


PROPOSED LEGISLATION AFFECTING THE MINING INDUSTRY COULD HAVE AN ADVERSE EFFECT ON US

      During the past several years, the United States Congress considered a number of proposed amendments to the General Mining Law of 1872, as amended. which governs mining claims and related activities on federal lands. In 1992, a holding fee of $100 per claim was imposed upon unpatented mining claims located on federal lands. Beginning in October 1994, a moratorium on processing of new patent applications was approved. In addition, a variety of legislation is now pending before the United States Congress to further amend the General Mining Law. If enacted, the proposed legislation would, among other things, change the current patenting procedures, limit the rights obtained in a patent, impose royalties on unpatented claims, and enact new reclamation, environmental controls and restoration requirements. The royalty proposal ranges from a two percent royalty on "net profits" from mining claims to an eight percent royalty on modified gross income/net smelter returns. The extent of any such changes that may be enacted is not presently known, and the potential impact on us as a result of future congressional action is difficult to predict. If enacted, the proposed legislation could adversely affect the economics of developing and operating our mines because many of our properties consist of unpatented mining claims on federal lands. Our financial performance could therefore be materially and adversely affected by passage of all or pertinent parts of the proposed legislation.


MINERAL EXPLORATION AND DEVELOPMENT IS HIGHLY SPECULATIVE AND NO ASSURANCE CAN BE GIVEN THAT WE WILL EVER BE PROFITABLE

      Exploration for and production of minerals is highly speculative and involves greater risks than are inherent in many other industries. Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Also, because of the uncertainties in determining metallurgical amenability of any minerals discovered, the mere discovery of mineralization may not warrant the mining of the minerals on the basis of available technology. No assurance can be given that any of the development properties we own, lease or acquire contain (or will contain) commercially mineable mineral deposits, and no assurance can be given that we will ever generate a positive cash flow from production operations on such properties.


WE MAY BE UNABLE TO CONCLUSIVELY DEMONSTRATE VALID TITLE TO OUR PROPERTIES

      A majority of our properties consist of unpatented mining claims, which we own or lease. These claims are located on federal land or involve mineral rights that are subject to the claims procedures established by the General Mining Law. We must make certain filings with the county in which the land or mineral is situated and with the Bureau of Land Management and pay an annual holding fee of $100 per claim. If we fail to make the annual holding payment or make the required filings, our mining claim could be void or voidable. Because mining claims are self- initiated and self-maintained rights, they are subject to unique vulnerabilities not associated with other types of property interests. It is difficult to ascertain the validity of unpatented mining claims from public property records and, therefore, it is difficult to confirm that a claimant has followed all of the requisite steps for the initiation and maintenance of a claim. The General Mining Law requires the discovery of a valuable mineral on each mining claim in order for such claim to be valid, and mining claims may be challenged by rival mining claimants and the United States. Under judicial interpretations of the rule of discovery, the mining claimant has the burden of proving that the mineral found is of such quality and quantity as to justify further development, and that the deposit is of such value that it can be mined, removed and disposed of at a profit. The burden of showing that there is a present profitable market applies not only to the time when the claim was located, but also to the time when such claim's validity is challenged. It is therefore conceivable that, during times of falling metal prices, claims that were valid when they were located could become invalid if challenged. Title to unpatented claims and other mining properties in the western United States typically involves certain other risks due to the frequently ambiguous conveyance history of those properties, as well as the frequently ambiguous or imprecise language of mining leases, agreements and royalty obligations. No title insurance is available for mining. As a result, while we have performed title searches for our properties by registered land agents, title to our properties may be subject to challenge.

THE PRICE OF GOLD IS HIGHLY VOLATILE AND A DECREASE IN THE PRICE OF GOLD CAN HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS

      The profitability of gold mining operations is directly related to the market price of gold. The market price of gold fluctuates significantly and is affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions. Price fluctuations of gold from the time development of a mine is undertaken and the time production can commence can significantly affect the profitability of a mine. Accordingly, we may begin to develop one or more of our mines at a time when the price of gold makes such exploration economically feasible and, subsequently, incur losses because the price of gold decreases. We cannot predict the market price of fluctuations of the gold.


MINING RISKS AND INSURANCE COULD HAVE AN ADVERSE EFFECT ON OUR PROFITABILITY

      Our operations are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as unusual or unexpected geological formations, environmental pollution, personal injuries, flooding, cave-ins, changes in technology or mining techniques, periodic interruptions because of inclement weather and industrial accidents. Although we currently maintain insurance within ranges of coverage consistent with industry practice to ameliorate some of these risks, no assurance can be given that such insurance will continue to be available at economically feasible rates, or that our insurance is adequate to cover the risks and potential liabilities associated with exploring, owning and operating our properties.


WE ARE DEPENDENT ON KEY PERSONNEL, THE LOSS OF EITHER OF THEM MAY HAVE AN ADVERSE EFFECT

      We are dependent on the services of certain key executives, including Michael R. Fitzsimonds, President and Chairman of the Board of Directors, and Steven D. Craig, Vice-President and Director. The loss of either of these individuals could have a material adverse effect on our business and operations. We currently do not have key person insurance on these individuals.


THE SALE OF OUR COMMON STOCK TO FUSION CAPITAL MAY CAUSE DILUTION AND THE SALE OF THE SHARES OF COMMON STOCK ACQUIRED BY FUSION CAPITAL COULD CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE

      The purchase price for the common stock to be issued to Fusion Capital pursuant to the common stock purchase agreement will fluctuate based on the price of our common stock. All shares in this offering will be freely tradable. Fusion Capital may sell none, some or all of the shares of common stock purchased from us at any time. We expect that the shares offered by this Prospectus will be sold over a period of up to 40 months from the date of this Prospectus. Depending upon market liquidity at the time, a sale of shares under this offering at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock under this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.


THE MARKET PRICE OF OUR COMMON STOCK IS HIGHLY VOLATILE

      The market price of our common stock has been and is expected to continue to be highly volatile. Factors, including regulatory matters, concerns about our financial condition, operating results, litigation, government regulation, developments or disputes relating to agreements, title to our properties or proprietary rights, may have a significant impact on the market price of our stock. In addition, potential dilutive effects of future sales of shares of common stock by shareholders and by the company, including Fusion Capital pursuant to this Prospectus and subsequent sale of common stock by the holders of warrants and options could have an adverse effect on the price of our securities.


PENNY STOCK REGULATION MAY EFFECT OUR STOCK PRICE

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our securities will be subject to the penny stock rules, and investors in this offering may find it more difficult to sell their securities.

                           FORWARD-LOOKING STATEMENTS

      This Prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, (e) our anticipated needs for working capital, and (f) the benefits related to ownership of our common stock. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this Prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur.


                                 USE OF PROCEEDS

      This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholder. We will receive no proceeds from the sale of shares of common stock in this offering. However, we may receive up to $12 million in proceeds from the sale of our common stock to Fusion Capital under the common stock purchase agreement. Any proceeds from Fusion Capital we receive under the common stock purchase agreement will be used for working capital and general corporate purposes.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

      Our common stock has been publicly traded since August 6, 1997. The securities are traded on the over-the-counter market, and quoted on the Nasdaq Electronic Bulletin Board under the symbol "GPXM." The following table sets forth for the periods indicated the range of high and low closing bid quotations per share as reported by the over-the-counter market for the past two years. These quotations represent inter-dealer prices, without retail markups, markdowns or commissions and may not necessarily represent actual transactions.

            YEAR 2000                                           HIGH       LOW
            ------------------------------------------------  -------    -------
            First quarter                                      $0.40      $0.20
            Second quarter                                     $0.24      $0.15
            Third quarter                                      $0.19      $0.14
            Fourth quarter                                     $0.17      $0.11

            YEAR 2001                                           HIGH       LOW
            ------------------------------------------------  -------    -------
            First quarter                                      $0.15      $0.09
            Second quarter                                     $0.21      $0.10
            Third quarter                                      $0.16      $0.10
            Fourth quarter                                     $0.13      $0.09

            YEAR 2002                                           HIGH       LOW
            ------------------------------------------------  -------    -------
            First quarter                                      $0.25      $0.09
            Second quarter                                     $0.55      $0.18
            Third quarter                                      $0.46      $0.23
            Fourth quarter (through November 6, 2002)          $0.30      $0.17


      We have in excess of 500 holders of common stock. Many of our shares are held in brokers' accounts, so we are unable to give an accurate statement of the number of shareholders.

      We have not paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain any earnings to finance the growth of the business. We cannot assure you that we will ever pay cash dividends. Whether we pay any cash dividends in the future will depend on the financial condition, results of operations and other factors that the Board of Directors will consider.

                             THE FUSION TRANSACTION


GENERAL

      On November 12, 2002, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC pursuant to which Fusion Capital agreed to purchase on each trading day during the term of the agreement, $15,000 of our common stock or an aggregate of $12.0 million. The $12.0 million of common stock is to be purchased over a 40-month period, subject to a six-month extension or earlier termination at our discretion. The purchase price of the shares of common stock will be equal to a price based upon the future market price of our common stock. We have the right to set a minimum purchase price at any time as described below. Fusion Capital does not have the right or the obligation to purchase shares of our common stock in the event that the price of our common stock is less than $0.10.

      We have authorized the sale and issuance of 20,000,000 shares of our common stock to Fusion Capital under the common stock purchase agreement. We estimate that the maximum number of shares we will sell to Fusion Capital under the common stock purchase agreement will be 20,000,000 shares (exclusive of the shares issued or issuable to Fusion Capital as the commitment fee) assuming Fusion Capital purchases all $12.0 million of common stock.


PURCHASE OF SHARES UNDER THE COMMON STOCK PURCHASE AGREEMENT

      Under the common stock purchase agreement, on each trading day Fusion Capital is obligated to purchase a specified dollar amount of our common stock. Subject to our right to suspend such purchases at any time, and our right to terminate the agreement with Fusion Capital at any time, each as described below, Fusion Capital shall purchase on each trading day during the term of the agreement $15,000 of our common stock. This daily purchase amount may be decreased by us at any time. We also have the right to increase the daily purchase amount as described below. The purchase price per share is equal to the lesser of:

      o     the lowest sale price of our common stock on the purchase date; or

      o the average of the three (3) lowest closing sale prices during the ten (10) consecutive trading days prior to the date of a purchase by Fusion Capital.

      The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading days in which the closing bid price is used to compute the purchase price. Fusion Capital may not purchase shares of our common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of our common stock outstanding at the time of the purchase by Fusion Capital. However, even though Fusion Capital may not receive additional shares of our common stock in the event that the 9.9% limitation is ever reached, Fusion Capital is still obligated to pay to us $15,000 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Under these circumstances, Fusion Capital would have the right to acquire additional shares in the future should its ownership subsequently become less than the 9.9%. Fusion Capital has the right at any time to sell any shares purchased under the common stock purchase agreement which would allow it to avoid the 9.9% limitation. Therefore, we do not believe that Fusion Capital will ever reach the 9.9% limitation.

      The following table sets forth the number of shares of our common stock that would be sold to Fusion Capital under the common stock purchase agreement at varying purchase prices:

                                                             PROCEEDS FROM THE
                                             PERCENTAGE       SALE OF SHARES TO
                                         OUTSTANDING AFTER     FUSION CAPITAL
                                          GIVING EFFECT TO    UNDER THE COMMON
 ASSUMED AVERAGE     NUMBER OF SHARES     THE ISSUANCE TO      STOCK PURCHASE
  PURCHASE PRICE      TO BE PURCHASED    FUSION CAPITAL(1)        AGREEMENT
 ---------------     ----------------     ---------------      --------------
       $0.15             20,000,000              14.3%            $3,000,000
       $0.19(2)          20,000,000              14.3%            $3,800,000
       $0.20             20,000,000              14.3%            $4,000,000
       $0.25             20,000,000              14.3%            $5,000,000
       $0.50             20,000,000              14.3%           $10,000,000
       $0.60             20,000,000              14.3%           $12,000,000
       $0.75             16,000,000              14.3%           $12,000,000
       $1.00             12,000,000              14.3%           $12,000,000
       $2.00              6,000,000               7.7%           $12,000,000


(1) Based on 71,812,552 shares outstanding as of November 6, 2002. Includes the issuance of 1,587,202 shares of common stock issued to Fusion Capital as a commitment fee, the 250,000 shares of common stock issued to Fusion Capital as reimbursement of certain expenses incurred by Fusion Capital and the number of shares issuable at the corresponding assumed purchase price set forth in the adjacent column.
(2)   Closing sale price of our common stock on November 6, 2002.

      We are registering 20,000,000 shares pursuant to this Prospectus, which we may sell to Fusion Capital under the common stock purchase agreement. We have the right, but not the obligation, to register more shares of common stock in the future. Presently, we estimate that we will sell no more than 20,000,000 shares to Fusion Capital under the common stock purchase agreement, not including the 3,174,604 shares issued or issuable as a commitment fee and the 250,000 shares issued to Fusion Capital as reimbursement of expenses incurred by Fusion Capital, all of which are included in this offering. We have the right to terminate the common stock purchase agreement at any time for any or for no reason without any payment or liability to Fusion Capital.


MINIMUM PURCHASE PRICE

      We have the right to set a minimum purchase price ("floor price") at any time. Currently, the floor price is $0.15. We can increase or decrease the floor price at any time upon one trading day prior notice to Fusion Capital. However, the floor price cannot be less than $0.10. Fusion Capital shall not have the right or the obligation to purchase any shares of our common stock in the event that the purchase price is less than the then applicable floor price.


OUR RIGHT TO SUSPEND PURCHASES

      We have the unconditional right to suspend purchases at any time for any reason effective upon one trading day's notice. Any suspension would remain in effect until our revocation of the suspension. To the extent we need to use the cash proceeds of the sales of common stock under the common stock purchase agreement for working capital or other business purposes, we do not intend to restrict purchases under the common stock purchase agreement.


OUR RIGHT TO INCREASE AND DECREASE THE DAILY PURCHASE AMOUNT

      Under the common stock purchase agreement Fusion Capital has agreed to purchase on each trading day during the 40-month term of the agreement, $15,000 of our common stock or an aggregate of $12.0 million. We have the unconditional right to decrease the daily amount to be purchased by Fusion Capital at any time for any reason effective upon one trading day's notice. We also have the right to increase the daily purchase amount as the market price of our common stock increases. Specifically, for every $0.10 increase in the threshold price (as defined below) above $0.40, we have the right to increase the daily purchase amount by up to an additional $1,500. For example, if the threshold price is $0.60 we would have the right to increase the daily purchase amount up to an aggregate of $18,000. The "threshold price" is the lowest sale price of our common stock during the five trading days immediately preceding our notice to Fusion Capital to increase the daily purchase amount. If at any time during any trading day the sale price of our common stock is below the threshold price, the applicable increase in the daily purchase amount will be void.

OUR TERMINATION RIGHTS

      We have the unconditional right at any time for any reason to give notice to Fusion Capital terminating the common stock purchase agreement. Such notice shall be effective one trading day after Fusion Capital receives such notice.

EFFECT OF PERFORMANCE OF THE COMMON STOCK PURCHASE AGREEMENT ON OUR SHAREHOLDERS

      All shares registered in this offering will be freely tradable. It is anticipated that shares registered in this offering will be sold over a period of up to 40 months from the date of this Prospectus. The sale of a significant amount of shares registered in this offering at any given time could cause the trading price of our common stock to decline and to be highly volatile. Fusion Capital may ultimately purchase all of the shares of common stock issuable under the common stock purchase agreement, and it may sell some, none or all of the shares of common stock it acquires upon purchase. Therefore, the purchases under the common stock purchase agreement may result in substantial dilution to the interests of other holders of our common stock. However, we have the right at any time for any reason to: (1) reduce the daily purchase amount, (2) suspend purchases of the common stock by Fusion Capital and (3) terminate the common stock purchase agreement.

NO SHORT-SELLING OR HEDGING BY FUSION CAPITAL

      Fusion Capital has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the common stock purchase agreement.

EVENTS OF DEFAULT

      Generally,   Fusion  Capital  may  terminate  the  common  stock  purchase agreement without any liability or payment to us upon the occurrence of any of the following events of default:

      o the effectiveness of the registration statement of which this Prospectus is a part of lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Fusion Capital for sale of our common stock offered hereby and such lapse or unavailability continues for a period of ten consecutive trading days or for more than an aggregate of 30 trading days in any 365-day period;

      o suspension by our principal market of our common stock from trading for a period of three consecutive trading days;

      o the de-listing of our common stock from our principal market provided our common stock is not immediately thereafter trading on the Nasdaq Bulletin Board Exchange, the Nasdaq National Market, the Nasdaq National SmallCap Market, the New York Stock Exchange or the American Stock Exchange;

      o the transfer agent's failure for five trading days to issue to Fusion Capital shares of our common stock which Fusion Capital is entitled to under the common stock purchase agreement;

      o any material breach of the representations or warranties or covenants contained in the common stock purchase agreement or any related agreements which has or which could have a material adverse affect on us subject to a cure period of ten trading days;

      o     a default by us of any payment obligation in excess of $1.0 million;
            or

      o any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.


COMMITMENT SHARES ISSUED TO FUSION CAPITAL

      We have previously issued to Fusion Capital 1,587,302 shares of our common stock as a commitment fee and 250,000 shares of our common stock as reimbursement for certain expenses related to the transaction. In addition, Fusion Capital may receive up to an additional 1,587,302 shares of our common stock as a fee with respect to purchases of our common stock in excess of $6.0 million. Specifically, after Fusion Capital has purchased $6.0 million worth of our common stock, in connection with each purchase, we will issue to Fusion Capital up to an additional 1,587,302 shares of our common stock pro rata based upon our receipt of proceeds in excess of $6.0 million until such time as we have receive $12.0 million under the common stock purchase agreement. Unless an event of default occurs, Fusion Capital must hold all of the shares issued as a commitment fee until 40 months from the date of the common stock purchase agreement or the date the common stock purchase agreement is terminated.


NO VARIABLE PRICED FINANCINGS

      Until the termination of the common stock purchase agreement, we have agreed not to issue, or enter into any agreement with respect to the issuance of, any variable priced equity or variable priced equity-like securities unless we have obtained Fusion Capital's prior written consent.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      Except for historical information, the following Management's Discussion and Analysis contains forward-looking statements based upon current expectations that involve certain risks and uncertainties. Our actual results could differ materially from those reflected in these forward-looking statements as a result of certain factors that include, but are not limited to, the risks discussed in the Section entitled "Risk Factors". Please see the statements contained under the Section entitled "Forward-Looking Statements" above.


OVERVIEW

      Golden Phoenix Minerals, Inc. is a mineral-property development company, formed in Minnesota on June 2, 1997, specializing in acquiring and consolidating large, advanced-stage properties with near-term production potential and future growth through exploration discoveries. Acquisition and development emphasis is focused on properties containing gold, silver, copper, and other strategic minerals that are located in Nevada. Presently our primary mining property asset is the operating Mineral Ridge gold mine. The other two key exploration and development properties are the Contact copper-silver project and the Borealis gold-silver project.

      The Mineral Ridge mine was purchased in late 2000 for $225,000. The company has obtained a $1.8 million interim reclamation bond, which allows the company to hold the property while other permitting is underway. The company has been working to obtain a new amended operating permit, a new amended reclamation bond posted, and the operating capital that we need. If these items are obtained, we intend to initiate the following operating plan in the sequence presented. This plan will realize 1) gold production from the leach pad through the addition of new cyanide to the regular leach fluids to increase gold recovery, 2) significant new gold production from initiating open pit and possibly underground mining, which will be processed through a new gravity and cyanide vat leach gold recovery plant, and 3) recovery of salable byproduct industrial minerals derived from the gold-bearing alaskite and quartz rocks. The total value of the gold and industrial mineral sales over nine-year mine life, at a $275 gold price, is estimated to be $141,555,000. The total operating cost, which includes royalty payments, refining costs, mining costs, milling costs, reclamation costs, and operating expenses is estimated to be $108,161,000. The average gold production cost is estimated to be $158 per ounce for the nine-year mine life. The net income after taxes is estimated to be $33,394,000.

      Both Contact, a copper-silver project, and Borealis, a gold property, require additional exploring beyond their already substantial evaluations. Once funding is obtained the company intends to drill additional holes at each site to better delineate and fill-in the copper deposits (Contact) and the shallow oxide gold deposits (Borealis) that have been defined. Once this work is done, each project would be independently moved forward toward a potential product decision.

      The company has a history of operating losses and we expect to continue to incur operating losses in the near future as we continue to expend funds for exploration and development. As a development stage company we have been funded primarily through stock sales and loans from officers and shareholders with the addition of revenue from gold sales through the production from the Mineral Ridge mine. We intend to continue to explore and develop our properties and to acquire new properties, all with the view to enhancing the value of such properties prior to possible joint ventures with major mining company partners.

      Our ability to satisfy the cash requirements of our development and operations will be dependent upon future financing and cash flow from the Mineral Ridge gold mine. We anticipate that additional financing will be obtained, although no assurance can be made that funds will be available on terms acceptable to us.


RESULTS OF OPERATIONS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 2000

      At the end of year 2001 we had generated $343,038 in operational revenue, which had been derived from the production of gold from the Mineral Ridge gold mine for the comparable period 2000 operational revenue was $92,956 including property claims of $57,811. Previous to this, all of our activities had been directed toward development and exploration activities. We have three active exploration properties in Nevada.

      Exploration costs have been incurred in connection with just the properties in Nevada. These costs have been incurred for drilling, the location of mining claims, and field examinations to determine the potential occurrence of economic mineralization on the different properties. Other exploration costs include the compilation of historic data on the properties to assist in the evaluation of the properties and the planning of further exploration.

      Operating expenses totaled $1,548,982 for 2001, compared to $1,092,940 for 2000. The increase is due primarily to increased exploration activities at Borealis and Contact and the purchase of the Mineral Ridge gold mine and its related maintenance costs.

      Other Income/(Expenses) saw the following changes in the year ending December 31,2001 when compared to the year ended December 31, 2000:

      o Interest Income rose to $19,277 from $1,596 due to earnings from Sierra Pacific Power Company notes and the letter of credit posted with the Bureau of Land Management for the reclamation bond.

      o Interest Expense rose to $189,392 from $127,179 due to new financing related to acquisition of the Mineral Ridge property and equipment.

      o Rent Income was $0 versus $17,577 due to the termination of the sub-lease of part of the company's offices in mid-2000.

      These changes resulted in an operating loss of $1,662,762 in 2001, compared to a loss of $1,134,354 for 2000.

      Operating expenses totaled $1,092,940 for 2000, compared to $693,589 for 1999. The increase was primarily due to increased exploration activities at Borealis and Contact and the purchase of the Mineral Ridge gold mine and its related maintenance costs. No exploration expenses were incurred on our remaining Alaska property. These changes resulted in a loss of $1,142,023, compared to a loss of $712,847 for 1999.


RESULTS OF OPERATIONS FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2002 COMPARED TO THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2001

      Operational revenue for the first nine months ending September 30, 2002 was $52,599 as compared to $264,722 for the comparable period in 2001. Operational revenue for the first nine months ending September 30, 2002 consisted solely of metal sales from the Mineral Ridge mine, which were $52,599 as compared to $231,922 for the comparable 2001 period. The decrease in metal sales was because of declining gold dissolving reagents in the water that circulates through the leach pad. There were no other product sales for the first nine months ending September 30, 2002. An increase in operations at the Mineral Ridge mine accounts for an increase in operational expenses for the nine months ending September 30, 2002 totaling $1,563,442 as compared to $1,121,808 for the comparable period in 2001.

      Other Income/(Expenses) saw the following changes in the nine months ending September 30,2002 when compared to the nine months ended September 30, 2001:

      o Interest Income increased to $25,562 from $13,919 due to a new certificate of deposit with Sunwest Bank.

      o Interest Expense rose to $279,983 from $165,025 due to new loans on equipment and operating capital.

      The resulting net loss for the first nine months ending September 30, 2002 was $2,030,987 in 2002, compared to a net loss of $1,248,754 for the first nine months of 2001.


LIQUIDITY AND CAPITAL RESOURCES

      Since Golden Phoenix's incorporation in June 1997, our expenses have exceeded sales resulting in an accumulated deficit of approximately $6.7 million at December 31, 2001 and approximately $8.2 million at June 30, 2002.

      As of September 30, 2002, we had $15,935 in cash. A significant portion of the working capital is allocated to the Mineral Ridge mine, the Contact copper property and the Borealis gold property. We anticipate total expenditures for fiscal year 2002 for general and administrative expenses to be approximately $468,000 and for exploration and property holding costs to be approximately $850,000. Exploration and holding expenditures include $100,000 for the Mineral Ridge gold mine, $300,000 for the Lewis Contact Property, $150,000 for the International Enexco Contact joint venture, $200,000 for the Borealis project, $50,000 for future Nevada land holding costs and $40,000 for generative exploration. These amounts could increase or decrease significantly, at any time during the fiscal year, based on exploration results and decisions about releasing or acquiring additional properties, among other factors. The Borealis property lease payments are $7,000 per month. Payments to the end of September 30, 2002 total $76,720. The total Contact payment is $6,500 per month, which is divided as $2,500 for F. W. Lewis Inc. lease and $4,000 for the International Enexco joint venture. The total payments through the third quarter of 2002 are $7,500. The payments are payable in cash.

      On November 12, 2002, we entered into a common stock purchase agreement with Fusion Capital Fund II, LLC, for the issuance and purchase of our common stock. Under the common stock purchase agreement, Fusion Capital committed to purchase up to $12.0 million of our common stock over a forty-month period that commences when this Registration Statement becomes effective. Once the
Registration Statement is declared effective, Fusion Capital is to purchase $15,000 of our common stock on each trading day during the term of the agreement, subject to our right to increase, decrease or suspend purchases by Fusion Capital. The purchase price of the shares of common stock will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price. However, Fusion Capital does not have the right and is not obligated to purchase our stock in the event that the purchase price is below $0.10. See The Fusion Transaction on page 8. We intend to use the proceeds from the sale of our common stock to Fusion Capital, if any, for working capital and general corporate purposes, if market conditions are favorable.

      In June 2002, we entered into an agreement for $4.7 million project funding with a lender. The term of the agreement is three years with an option to extend the funding for an additional three years. The cost of the loan will be 9.25% interest and approximately 3% in loan fees per year. There are no payments due until the end of the term. This project funding is to be secured by a first mortgage on the equipment and property at Mineral Ridge and the lender has no rights to our securities. Currently, the lender has not funded the loan. Funding under this loan is not dependent on either the price of gold or the price of our common stock. There is no firm indication of when, if ever, the financing will be completed. We have informed the lender in writing that we will terminate the transaction if the financing has not closed and the initial payment thereunder made to us by December 11, 2002.

      During the nine months ended September 30, 2002, we raised approximately $1.8 million from the sale of restricted shares of common stock. The funds were used to reduce outstanding debt and continue improvements and repairs at Mineral Ridge.

      We cannot assure you that the additional capital we may require to finance our operations will be available on acceptable terms, if at all. Any failure to secure additional financing will force us to modify our business plan. In addition, we cannot assure you that we will achieve profitability in the future.

      We are also investigating other potential financing sources and are in discussions with potential joint venture partners, including a joint venture in Mineral Ridge. This potential joint venture could result in the venture paying fees to Golden Phoenix for the right to certain interest in the Mineral Ridge property.

      During fiscal 2001, our liquidity needs were met from: (i) a private placement of restricted shares of $445,000, (ii) the issuance of stock to vendors and employees for goods and services of $387,635, and (iii) the conversion of outstanding debt to common stock of $10,000. As of December 31, 2001 the company had 44,435,086 shares of Common Stock outstanding, 426,300 shares of Preferred Stock, which the company has recognized as $7,407,045 of paid in capital including cash and services. As of December 31, 2001, the company had current assets of $121,225 compared to current liabilities of $1,801,331. Total current liabilities increased approximately $160,000 due primarily to the debt related to the acquisition of the Mineral Ridge Mine.

      During fiscal 2000, our liquidity needs were met from: (i) a private placement of restricted shares of $900,500, (ii) the issuance of stock to vendors and employees for goods and services of $400,614, and (iii) the conversion of outstanding debt to common stock of $22,806.

      In 1999, we negotiated a stock option agreement under which we have sold, on a monthly basis, restricted shares of our common stock at a purchase price of $0.10 per share, for an aggregate monthly amount equal to $20,000. These proceeds have been sufficient to meet our basic operating needs. The investor under this stock option agreement has failed to make purchases of our common stock totaling $75,000. This agreement has been terminated and additional stock will not be issued under its terms.

                                    BUSINESS

      Golden Phoenix plans to produce economically valuable minerals from the mineral properties we currently control, and from mineral properties that we may acquire in the future. We have specialized in acquiring and consolidating large, advanced-stage properties with near-term production potential and future growth through exploration discoveries. Our acquisition and development emphasis is focused on properties containing gold, silver, copper, and other strategic minerals located in Nevada and the Western United States.

      Our five corporate directors and officers are individuals with prior management experience who specialize in exploration and development with large and small mining companies. This team has in excess of 120 years of mineral exploration, development, and gold production experience, with career tracks beginning at entry-level, then to mid-management and executive positions.

      We are in the process of transforming from an exploration/development company to a company that operates its own mines. We also plan to provide joint venture opportunities to mining companies to conduct exploration or development on mineral properties we own or control. We, together with any future joint venture partners, intend to explore and develop selected properties to a stage of proven and probable reserves, at which time we would then decide whether to sell our interest in a property or take the property into production with our partner. By joint venturing our properties, we may be able to reduce our costs for exploration of those properties, while continuing to maintain and acquire interests in a portfolio of gold and base metals properties in various stages of mineral exploration and development. We expect that this corporate strategy will minimize the financial risk that we would incur by assuming all the exploration costs associated with developing any one property, while maximizing the potential of success and growth.

      Management believes that Golden Phoenix has created the basis for a competitive minerals exploration/development and operational company through assembling a unique group of individuals with experience in target generation, ore discovery, resource evaluation, mine development and mine operations.

      Golden Phoenix has at least five sources of land available for exploration: public lands, private fee lands, unpatented mining claims, patented mining claims and, tribal lands. The primary sources for acquisition of these lands are the United States government, through the Bureau of Land Management and the U. S. Forest Service, state governments, tribal governments, and individuals or entities who currently hold title to or lease government and private lands.

      There are numerous levels of government regulation associated with the activities of exploration and mining companies. Permits, which we are maintaining and amending include "Notice of Intent" to explore, "Plan of Operations" to explore, "Plan of Operations" to mine, "Reclamation Permit", "Air Quality Permit", "Water Quality Permit", "Industrial Artificial Pond Permit", and several other health and safety permits. These permits are subject to amendment or renewal during our operations. There is no guarantee that the regulatory agency will timely approve, if at all, the necessary permits for our current operations or other anticipated operations. The total cost and effects on our operations of the permitting and bonding process cannot be estimated at this time. The cost will vary for each project when initiated and could be material.


COMPETITION

      The mining industry has historically been intensely competitive. However, over the last ten years imposition of numerous regulatory requirements and claim rental policies by the United States Government and the general exodus of major gold corporations from the U.S. to pursue mineral exploration in foreign countries has allowed large areas of very prospective mineral ground to become open for location and acquisition. Nonetheless, the increasing price of gold in 2002 has led to a number of companies to begin once again to aggressively acquire claims and properties. Gold prices in 2002 increased from $278 to $327 per ounce on May 29, 2002, and then dropped off to $302 before returning to $325 at mid-September. As the price of gold rises competition is expected to increase.


CAPITAL EQUIPMENT

      In the next twelve months, we plan to purchase or lease used mining equipment, including a bulldozer, front-end loader, road grader, haul trucks, blast-hole drill rigs, field support vehicles and at least two pickup trucks. We anticipate purchasing additional capital equipment for the Mineral Ridge mine, but we do not know the extent of these purchases at this time. The pickup trucks we intend to purchase will be for our staff professionals only. All contractors will provide their own vehicles.

STAFFING

      We have a staffing level of two key professionals and a full time CPA in the Reno office. At the Mineral Ridge mine we have 8 full time employees and anticipate adding other permanent staff at the Mineral Ridge operation in the next 12 months. We will employ independent contractors to fulfill short-term needs and obligations.


MINING PROPERTIES AND PROJECTS

      The following describes the existing mining or development projects found in Nevada that are owned or controlled by us. Our primary and most important mining property asset is the operating Mineral Ridge gold mine. The other two key projects are development properties and are the Contact copper-silver project and the Borealis gold-silver project.

           PROPERTY                 LOCATION                ACRES    METAL
           -----------------------  ---------------------   -----    -----------
           Mineral Ridge Gold Mine  Esmeralda County, NV    2,685    Gold/Silver
           Contact Copper Project   Elko County, NV         3,080    Gold/Silver
           Borealis Gold Project    Mineral County, NV      2,480    Gold/Silver


MINERAL RIDGE GOLD MINE, ESMERALDA COUNTY, NEVADA


      SUMMARY

      The Mineral Ridge gold mine is located 4 miles northwest of the town of Silver Peak and 32 miles west of Tonopah in Esmeralda County, Nevada. The property consists of 54 patented and 110 unpatented mining claims totaling nearly 2,685 acres, or 4.2 square miles. The property is accessed on the east side from state highway 265 and on the west side from a well-maintained gravel road. Heavy trucks access the site by way of the west entrance by way of state highway 264, which connects to state highway 773 and U. S. highway 6.

      On November 8, 2000, Golden Phoenix purchased the Mineral Ridge gold mine out of bankruptcy by making a purchase payment of $225,000. We acquired the gold reserve for $1.03 per ounce of gold (the total minable gold reserve is 209,200 ounces). Prior mine operators had spent about $30 million on the property, which includes about $18 million in office, process, and ancillary facilities, about $2 million in engineering and feasibility studies, about $6 million in drilling and assays, $2 million in past permitting costs, and the remainder in site preparation. The property comes with an active leach pad and ore exposed in the Drinkwater pit.

      The Mineral Ridge property holds 4 separate economically minable gold deposits. The mine reserve, at a 0.035 opt Au cut off grade, is 2,658,340 tons averaging 0.079 opt for 209,226 contained ounces of gold. This reserve is contained in a total resource of 8,314,000 tons averaging 0.061 opt gold (at a 0.02 opt Au cutoff grade) for a total of 506,000 ounces of gold. The reserve has been audited/reviewed by a Behre Dolbear, an outside consulting firm and an in house mining engineer using Minesight software calculated the resource using the same database and parameters. Additionally, the leach pad contains approximately 50,000 ounces of gold that remain to be recovered by cyanide and gravity washing. The property further holds exploration potential with identified targets containing potential gold resources we believe of up to a possible 3 to
4.5 million additional ounces. As of September 30, 2002 total expenditures, excluding acquisitions costs, on the Mineral Ridge property have been $ 2,383,209.

      Golden Phoenix has obtained a $1.8 million interim reclamation bond, which allowed it to hold the property while other permitting was underway. A previously calculated reclamation bond and permit required $3.16 million to be filed with the Bureau of Land Management before production could be initiated. However, we anticipate that with the revisions to the new permits, a lower reclamation bond of approximately $2.5 million will be required, which when filed with the Bureau of Land Management will allow us to proceed with adding cyanide onto the leach pad and recovering gold.

      We have been working to obtain a new amended operating permit, a new amended reclamation bond posted, and the operating capital that we need, after which we intend to initiate the following operating plan in the following sequence. This plan anticipates the realization of: 1) gold production from the leach pad through addition of new cyanide to the regular leach fluids to increase gold recovery; 2) new gold production from initiating open pit and possibly underground mining, which will be processed through a new gravity and cyanide vat leach gold recovery plant; and 3) recovery of salable byproduct industrial minerals derived from the gold-bearing alaskite and quartz rocks.

      The total value of the gold and  industrial  mineral sales over  nine-year mine life, at a $300 gold price, is estimated to be $141,555,000. The total operating cost, which includes royalty payments, refining costs, mining costs, milling costs, reclamation costs, and operating expenses is estimated to be $108,161,000. The average gold production cost is estimated to be $158 per ounce for the nine-year mine life. The net income before taxes is estimated to be $33,394,000. As of September 30, 2002 Mineral Ridge mine has produced 1,577 ounces of gold and 587 ounces of silver for a net value to the company of $347,540.

      We intend to commence exploration and development of numerous targets on the 2,685-acre property once mining is initiated. It is expected that this work will produce additional reserves for both open pit and underground deposits and ultimately extend the life of the mine.


      LAND AND ROYALTIES

      The property consists of 54 patented and 110 unpatented mining claims totaling nearly 2,685 acres or 4.2 square miles. We also control three private land parcels, which are located outside the main mine area. These are the abandoned Blair town site, the Silver Peak mill site, and deeded land west of Mineral Ridge over some springs. These private lands total about 430 acres.

      We are obligated to honor two prior royalty agreements. The first is to Mary Mining Company, which includes annual advanced royalty payments of $60,000, and a sliding-scale production royalty based on gold price divided by 100 in $50 increments. The other agreement, which originated from Benquet Corp., is with private individuals on several patented claims. This agreement includes a 1.0% sliding-scale production royalty on production when gold prices are below $300 per ounce and 2.0% when gold prices are above $300 per ounce.


      RECENT MINE AND PROPERTY OWNERSHIP AND DISCUSSION OF PAST RESULTS

      Modern exploration interest in the Mineral Ridge District commenced in the mid-1970s when Sunshine Mining Company, Homestake Mining Company, and Zephyr Resources became involved in exploring for low-grade ores that could be mined economically through open pit mining. In the early 1980s, a number of companies conducted geologic investigations and exploration programs on the Mary and Drinkwater claims at Mineral Ridge including Houston Oil and Minerals, Occidental Minerals and the Sunshine Mining Company. During this same period Sunshine Mining and FMC Gold Co. conducted exploration programs on the Oromonte claims.

      The portion of the Mineral Ridge facilities that Golden Phoenix took over in 2000 was initially envisioned by Cornucopia. In July 1993, Cornucopia entered into a mining lease on the Mary and Drinkwater claims with the Mary Mining Trust. In May 1995, Cornucopia entered into an option agreement with BUSA on the Oromonte claims, which generally cover the land on top of the ridge where the crusher is now located. Commencing in July 1993, Cornucopia conducted extensive exploration and development programs on the Mineral Ridge Property, which culminated in the feasibility study prepared by Behre Dolbear in February 1996. The feasibility study, performed at a gold price of $385/oz Au, was positive, although not robust, and, in its executive summary, stressed two main risks: (1) grade control during mining and (2) maintaining the permeability of the heaps by agglomerating with sufficient cement.

      We believe that Cornucopia failed in 1997 because of delivery of a lower than planned grade of ore to the leach pad, slower than planned recovery of the gold that was delivered to the leach pads, periodic water shortages due to the one well and inadequate storage capacity, falling gold prices, and a lack of working capital to cover the lag in gold recovery from the heaps.

      In 1998 the property was transferred to Vista Gold, whose general operating plan included increased placement of ore on the pads, albeit at a somewhat lower grade, and mining of both ore and waste with large equipment (to keep mining costs low), which Vista had available at their Hycroft Mine. The new operations by Vista also ran somewhat less than a year, and also failed at the end of 1999, reportedly from a combination of excessive dilution of the ore, the use of insufficient cement for agglomeration causing poor heap permeability and thus slow gold recovery, a 10-year low for gold prices, a lack of working capital to buy time to fix the operating problems, the large number of personnel on the payroll for the size of the operation, and a lack of available cash to service the large construction debt to the bank, which was assumed from Cornucopia's transfer of the property to Vista.

      In January 2000 Mineral Ridge Resources, a subsidiary of Vista Gold, filed for Chapter 11 bankruptcy. A Trustee of the court maintained the property until Golden Phoenix acquired the ownership of the mine on November 8, 2000.

      CHANGES FOR FUTURE OPERATIONAL SUCCESS

      Golden Phoenix has initiated numerous studies to better understand the reasons for past failures at the mine. The results of these studies were revealing in their conclusions and are listed by impact to the mining and recovery operation. Nonetheless, even armed with this knowledge, there is no assurance that Golden Phoenix will ever be able to mine Mineral Ridge in a economical manner.

      GOLD RECOVERY. Past operators placed ore containing about 100,000 ounces of gold onto the leach pad. Since 1997 when leaching was initiated, only about 54,000 ounces of gold was recovered. Our metallurgical studies have discovered that the deposit contains a large amount of quantity of visible, chunky gold along with micron gold. Golden Phoenix initially plans to recover most of the approximate 46,700 ounces remaining on the pad by adding cyanide to the crushed ore on the leach pad. Any remaining coarse gold will be recovered at a later date. Future processing, when mining is underway, will require a mill with a flow sheet that recovers the large gold before the ore goes into a cyanide vat leach recovery plant. The leach pad will no longer be used other than for waste rock storage.

      ORE CRUSHING. Our evaluation of the crushing plant, which crushes rocks as large as 3 feet in diameter down to 1/8-inch particles, found that numerous design problems exist in the plant. The biggest problem is that the plant has an internal 60% recycle load, which means that rock that was properly sized was not removed from the flow stream, but had to be carried along with rocks requiring additional crushing. Furthermore, the plant had no internal storage pile capacity, so that if a piece of equipment required repair, the entire plant had to be shut down. Golden Phoenix plans to reconfigure the entire crusher so that it operates efficiently and cost effectively. Crushed products will go directly to a nearby mill that we anticipate will be constructed in the next twenty-four months.

      MINING GRADE CONTROL. Past operators used oversized equipment to mine the ore zone, and up to 40% dilution of the ore with waste rock occurred. Golden Phoenix plans to conduct mining with properly sized equipment that will reduce dilution and maintain the grade of the ore that goes to the crushing plant and mill.

      EXPLORATION POTENTIAL

      The Mineral Ridge gold property has produced over 626,000 ounces of gold from two distinctly different types of deposits. The most important is the mesothermal gold quartz veins and adjacent silicified zones that historically have been recognized as the only gold producing system on the property. The mesothermal veins generally lie conformably at or above the granite contact with the lower Wyman formation. The early miners exploited these high-grade veins by underground mining methods and more recently by open pit mining.

      The second most important gold producing system is the recently recognized epithermal quartz-sulfide veins, breccias and related mineralization that overprints the earlier mesothermal veins. The epithermal quartz-sulfide veins and breccias occupy late cross structures formed while the Mineral Ridge core complex was being uplifted from the ductile to the brittle environment. These veins have not been previously recognized, but are distinct and have probably made significant contributions to the total gold inventory of the district.

      An in-house geologist has completed an analysis of the various favorable geological features associated with the two types of veins. This includes defining the different types of gold veins and when they formed, performing a structural reconstruction of the host rocks through time, and identifying the extent of the favorable geological environment that gold deposits could be found. This work then allowed certain conclusions for discovering gold mineralization in previously unrecognized and untested targets. The exploration potential was analyzed by identifying both mesothermal and epithermal targets. The 5 targets that were identified we believe have potential for the discovery of 3.0 to 4.7 million ounces of gold. These targets are 1) the down dip extension of the Mary Drinkwater zone, 2) the up dip extension of the Mary Drinkwater zone under Deep Springs Hill, 3) The NNE structural zone trending through the Drinkwater deposit, 4) the Brodie NNE structural zone to Oro Monte, and 5) the Brodie-Missouri WNW structural zone. We believe that by drilling these targets, the minable ore reserves held on the property will increase.


      CONTACT PROJECT, ELKO COUNTY, NEVADA

      The Contact copper-silver project is located about 50 miles north of Wells in Elko County, Nevada. The property covers about eleven-square miles and is controlled by both 152 patented and 2 unpatented mining claims. Access to the property is by following a dirt road one mile to the west, which intersects U.
S. highway 93 at the Nevada Department of Transportation yard.

      Golden Phoenix has two agreements in place on the Contact property; the first is the International Enexco Joint Venture and the second is with F. W. Lewis, Inc. On January 28, 1998, we acquired the right to earn a 60 percent interest in the International Enexco Limited ("Enexco") patented mining claims through a combination of annual work commitments totaling $2,600,000 on the Enexco property and $4,000 per month payments to Enexco totaling $313,000 over seven years. As of September 30, 2002, $133,000 has been paid toward the monthly payments and $888,863 has been applied to the work commitment. The President of Enexco has deferred the current late payments for a later time. Golden Phoenix also has the option to acquire Enexco's remaining 40 percent in the joint venture following the 60 percent earn-in, for an additional $5 million for the first 20 percent and $10 million for the remaining 20 percent. These agreements expire if Golden Phoenix terminates the joint venture agreement or is found in default of any term in the agreement. A 0.25 percent net smelter return royalty burdens the Enexco property upon production and is payable to the SF Lewis Trust.

      On July 10, 1998, Golden Phoenix entered into a separate exploration license and purchase option agreement for the SF Lewis Trust portion of the Contact Project. The F. W. Lewis Inc. Exploration License with Option to purchase was acquired for an initial payment of $15,000 and 100,000 shares of common stock. The agreement requires Golden Phoenix to make monthly cash payments, initially at $1500 per month and then escalating to $2500 per month and will total $149,000 and to issue common shares with total cash value of $2.2 million over the four and one-half year option term which ends December 31, 2002. As of September 30, 2002 $62,500 has been paid toward the monthly payments and 4,453,623 shares has been paid. The option to purchase price for the Lewis property is $3 million cash and $1 million worth of Golden Phoenix common stock and can be executed at any time during the option period. The SF Lewis Trust, which controls all the shares of F. W. Lewis, Inc., will retain a 5 per cent production royalty on gold and silver and 4 percent on all other minerals. The SF Lewis Trust production royalty may be purchased for $3 million cash and $2 million worth of common stock. Golden Phoenix is obligated to expend $250,000 on exploration during 1998 and $1.4 million over the term of the 4-1/2 year License agreement, which ends December 31, 2002. As of September 30, 2002, total expenditures on the Contact property have been $1,084,363.

      The best mineralization on the Contact property is located on the private patented claims, which Golden Phoenix controls through the aforementioned joint venture agreement with Enexco and aforementioned exploration license with option to purchase with F. W. Lewis, Inc.

      Early  explorers   discovered  the  district  in  about  1870  and  modern
exploration was begun in about 1967. Calta Mines, Coralta Resources, Phelps Dodge, and finally Golden Phoenix have diligently explored the district for copper since then.

      The Contact copper-silver project is located over a Jurassic granodiorite stock and flanking Paleozoic sedimentary rocks. Copper mineralization occurs in association with high-grade quartz veins hosted in fault zones in the granodiorite or sediments, as disseminations in potassically altered granodiorite, and fracture controlled stock works and skarns in the sediments. The district does not host a classic-style porphyry copper deposit.

      A revised resource evaluation of the Banner Zone was completed in the spring of 2000 following the late 1999-drilling program, where most of the drilling in the district has been done. This study produced a measured and indicated resource of 61,513,000 tons grading 0.77% copper at a 0.2% cutoff for a total of 953,271,000 pounds of copper. This new resource evaluation increased the overall tonnage 56% and pounds of copper by 27% from the 1998 resource evaluation. Furthermore, a 0.1% copper cutoff grade was used to evaluate the potential heap leach resource. At this lower cutoff, the deposit contains 97,427,000 tons grading 0.54% copper for a total of 1,050,613,000 pounds of copper. Additional drilling is required to fill in some of the gaps in the resource.

      Internal to the Banner deposit are several continuous high-grade zones that range from five to forty feet in width and dip from 55 to 80 degrees to the south. Some of these zones have been followed down dip at least 2000 feet below the surface by deep core drilling. By using a 3% cutoff grade on these zones, Golden Phoenix calculated an indicated and measured resource of 1,777,000 tons grading 7.17% copper for a total of 254,789,000 pounds of copper. We believe that in-fill and step out drilling will improve this underground resource significantly.

      In summary, we believe that the Banner deposit may have considerable potential for expanding both open-pittable and underground ore reserves. Ore types include SX-EW leaching of shallow oxide ores, and milling and concentrating of the deeper high-grade sulfide ores for smelting at another facility. Additionally, other areas on the property have abundant oxide copper mineralization, which have not been previously explored. We believe these highly prospective areas offer potential for discovery of other valuable copper deposits.

      We are planning to drill additional holes, once funding is obtained, to better delineate and fill-in the copper deposits that have been defined. Once this work is done, then the project will be moved forward toward a potential production decision.


      BOREALIS PROJECT, MINERAL COUNTY, NEVADA

      The Borealis gold property is located approximately 12 miles southwest of the town of Hawthorne in the prolific Walker Lane gold belt. Access to the property is gained from a gravel road located about 2 miles south of Hawthorne from State Highway 359. The gravel road goes over Lucky Boy Pass to the west and the property is accessed from this road after about 10 miles after leaving the highway.

      The  property  is  held  under  a  lease   agreement   with  the  Borealis
Partnership, which consists of three separate individuals who combined their separate properties to facilitate leasing the entire mineralized zone covered by the three properties. Subsequent to acquiring this lease two of the partners have become shareholders in the company one is a minor shareholder and the other is John Whitney who is a major shareholder in the company. The lease was entered into on January 24, 1997 and control of the property is maintained with monthly advanced royalty payments. Current monthly payments are $8,000, and the company is about 5 months behind in these payments. With the continued struggle to raise money for our mining projects we have fallen behind in the monthly payments, but no default has been declared. The production royalty is calculated by dividing the price of gold by 100. As of September 30, 2002 total expenditures including acquisition cost on the Borealis property have been $1,905,196.

      Echo Bay Minerals and their predecessors mined the property from eight pits beginning in 1981. The mine processed 10.7 million tons of gold ore that averaged 0.059 ounces per ton of gold, which yielded 635,000 ounces of gold. Echo Bay terminated oxide ore mining in 1991, even though we believe they knew that the property still had numerous unmined oxide and sulfide deposits

      The Borealis property hosts an epithermal gold system marked by large areas of silicification, hydrothermal brecciation and advanced argillic alteration in Tertiary volcanic rocks. The volcanic stratigraphy consists of andesite flows, breccias, and tuffs. The gold deposits are structurally controlled along a series of north-easterly-trending normal faults that dip steeply to the northwest. Gold occurs as micron-sized particles in highly altered andesite and tuff. Fissure-type quartz veining is not present. The average silver to gold ratio is five to one.

      Golden Phoenix began acquiring operating rights to the Borealis Project in 1997 and in October of 2000 it had increased its ownership of the underlying lease to 100%. After gaining majority control in early 1998, the company began an extensive evaluation of the property, which mostly focused on building a digital drill-hole database. This work developed a new understanding of the remaining gold resource and the potential to find significant new deposits. In total the company identified a measured and indicated resource of 33,396,100 tons averaging 0.044 ounces gold per ton (at a 0.009 ounce per ton gold cut-off grade) containing 1,454,700 ounces of gold, and 0.22 ounces of silver per ton containing 7,612,100 ounces of silver. An in house mining engineer using Minesight software after the drill hole information was entered and checked into a database calculated the resource using industry standard search parameters This resource is contained in the Borealis, Freedom Flats, Graben, Polaris, East Ridge, Northeast Ridge and Orion Belt targets. Furthermore, in the seven target areas studied, numerous areas of open mineralization were evident, and we believe the overall resource will increase once step-out drilling is performed.

      We are planning to drill additional holes, once funding is obtained, to better delineate and fill some of the shallow oxide gold deposits that have been defined. Furthermore, we also hope to drill the leach pads to determine the amount of remaining gold left in the pads and whether they would be economic to releach for gold. Once this work is done, then the project will be moved forward toward a potential production decision.


      ALASKAN ROYALTIES

      We have retained a one- percent net smelter return royalty on the following properties located in Alaska. We are not required to perform any work or make any payments for these royalties.

      1. GLORY CREEK. This property is 100% controlled by Great American Mineral Exploration, Inc. ("GAME"). It is located in the Bonnifield mining district, about 60 miles south of Fairbanks. Exploration work on the property has defined an anomalous zone of gold mineralization that requires drilling for the next phase of work. Any further work is deferred on the property at this time and we do not know if and when a discovery of gold mineralization will be made.

      2. UNCLE SAM. This property is 100% controlled by GAME. The property is located in the Richardson Gold District, about 60 miles southeast of Fairbanks. Their work has defined a strongly anomalous gold zone that requires drilling for the next phase of work. Work has been deferred on the property at this time and we do not know if and when a discovery of gold mineralization will be made.


                                LEGAL PROCEEDINGS

      Golden Phoenix is currently not a party to any legal proceedings against it.

                                   MANAGEMENT

      The following are the directors and executive officers of Golden Phoenix:

          NAME                    AGE    POSITION
          ----------------------  ---    ---------------------------------------
          Michael R. Fitzsimonds  46     President and Director
          Steven D. Craig         55     Vice President, Corporate Secretary and
                                          Director
          Allan J. Marter         55     Director
          David A. Caldwell       43     Director
          Ronald L. Parratt       53     Director

      The officers and directors who have served in their stated capacities since the inception of the Company are Michael Fitzsimonds and David Caldwell. Mr. Craig became secretary and a director in September 1998, Mr. Marter, became a director in February 1998 and Mr. Parratt became a director in July 2002. For directors, the term of office is until the next annual meeting of shareholders. For officers, the term of office is until the next annual meeting of the Board of Directors, presently scheduled to be held immediately following the annual meeting of the shareholders.

      MICHAEL R. FITZSIMONDS. Mr. Fitzsimonds is President, CEO and Chairman of the Board of Directors of Golden Phoenix Minerals, Inc. Mr. Fitzsimonds is responsible for all administrative and corporate finance activities at Golden Phoenix. Mr. Fitzsimonds also directs the company's Mineral Ridge operations and development work including resource evaluations and permitting requirements. He has more than 24 years of mining industry experience as a geological engineer, including extensive experience evaluating complex gold deposits. From 1987 to 1997, Mr. Fitzsimonds served as Project Services Manager and Senior Geologist for Santa Fe Pacific Gold, Inc., and was responsible for the company's initial resource evaluations and due diligence of all mine operation projects and acquisitions worldwide. Mr. Fitzsimonds has significant experience in key aspects of the minerals industry, ranging from grass roots exploration and project development to mine start-up. Mr. Fitzsimonds earned his B. Sc. in Geological Engineering, Mining and Exploration from the University of Arizona.

      STEVEN D. CRAIG. Mr. Craig is Vice President, Corporate Secretary and a Director. He is an experienced economic geologist specializing in the discovery of ore deposits and building successful exploration teams to facilitate discoveries. Mr. Craig has more than 28 years of diversified exploration experience including, 5 years with Golden Phoenix and the prior 23 years with Kennecott Exploration Company, and its affiliates, as manager of a gold exploration team headquartered in Reno, Nevada. His international experience includes gold exploration in New Guinea, South America and Mexico. Mr. Craig earned his M. S. in Economic Geology from Colorado State University. His responsibilities at Golden Phoenix include directing of the company's exploration program and assisting in administrative functions.

      ALLAN J. MARTER. Mr. Marter is a Director of Golden Phoenix. He is Vice President and Chief Financial Officer of Golden Star Resources, Ltd., Denver, Colorado, where he has served for the past three years. Prior to that, Mr. Marter was President of Waita Resources, Inc. Mr. Marter has more than 23 years experience of financial management in the mining industry including as CFO and a Director of a number of small to mid-sized mining and exploration companies, including in Denver and Vancouver, Canada. Mr. Marter also has significant experience in investment banking.

      DAVID A. CALDWELL. Mr. Caldwell is a Director of Golden Phoenix. Mr. Caldwell has more than 16 years experience as a geologist and geophysicist specializing in the discovery, delineation and economic evaluation in gold exploration, base metal and sulfur. Mr. Caldwell is Senior Geologist for Nevada Pacific Gold Corporation, Elko, Nevada, which he co-founded in 1997. Mr. Caldwell has also served in a senior management role, and has had significant roles in project management and development at Santa Fe Pacific Gold Corporation and the Gold Fields Mining Company.

      RONALD L. PARRATT. Mr. Parratt is a Director of Golden Phoenix. Mr. Parratt has more than 29 years successful experience as a geologist, exploration manager and developer of gold deposits in North America. Mr. Parratt is currently a consultant. For the past five years, Mr. Parratt has served as Exploration Manager for the Homestake Mining Company. Until 1977, Mr. Parratt served as Vice President of Exploration for the Santa Fe Pacific Gold Corporation, where he was responsible for intensive exploration activities in the U.S., Brazil and Central Asia. During this tenure, Mr. Parratt oversaw the exploration and development of 15 million ounces of gold reserves. Mr. Parratt earned his M. S. degree in Economic Geology from Purdue University. Mr. Parratt is currently serving on the Governor's Commission on Mineral Resources.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based on available information, we believe that all filings with respect to Section 16(a) are now current. Form 5's for Mr. Fitzsimonds, Mr. Craig and Mr. Caldwell were not timely filed. Form 3's and 5's for Mr. Whitney were not timely filed. A total of 11 Form 4's, representing 29 transactions, were not timely filed for Mr. Whitney.


EXECUTIVE COMPENSATION

      The following table sets forth information as to the compensation of the Chief Executive Officer whose compensation for the year ended December 31, 2001 did not exceeded $100,000:

                                    ANNUAL COMPENSATION                               LONG TERM COMPENSATION
                               ----------------------------    ---------------------------------------------------------------------
                                                                         AWARDS                             PAYOUTS
                                                               ---------------------------  ----------------------------------------
                                                                                            SECURITIES
                                                               OTHER ANNUAL    RESTRICTED   UNDERLYING
NAME AND                                                       COMPENSATION      STOCK      OPTIONS/      LTIP         ALL OTHER
PRINCIPAL POSITION     YEAR       SALARY ($)      BONUS ($)         ($)         AWARD(S)     SARS (#)   PAYOUTS ($)   COMPENSATION
------------------     ----       ----------      ---------    -------------    --------     --------   -----------   ------------
       (a)             (b)           (c)            (d)             (e)           (f)           (g)         (h)           (i)
Michael                2001       $60,000(1)                      $35,000
Fitzsimonds, CEO       2000       $60,000(2)                      $35,000                   1,395,000(3)
                       1999       $60,000(4)                      $35,000                   1,148,940(5)

      There is no employee that was paid $100,000 per year in cash compensation. An executive compensation contract for the payment of salary was initiated in May of 1998. We have agreed to pay Mr. Fitzsimonds the sum of $60,000 per year in cash compensation and deferred compensation of $35,000.

(1) Of the $60,000 in 2001 annual compensation, $35,000 was accrued at December 31, 2001 and remains unpaid.
(2) Of the $60,000 in 2000 annual compensation, $35,000 was accrued at December 31, 2000 and remains unpaid.
(3) In 2000, Mr. Fitzsimonds was granted options 1,145,000 common shares at $0.22. He was also granted 250,000 in new options at $0.22 in 2000. In addition to these options, Mr. Fitzsimonds owns 100,000 shares of convertible preferred stock, which are convertible at ten shares of common stock for each share of preferred, at a price of $0.10 per common share.
(4) Of the $60,000 in 1999 annual compensation, $35,000 was accrued at December 31, 1999 and remains unpaid.
(5) In addition to the options replaced and granted in note 1 Mr. Fitzsimonds was granted the right to convert his unpaid salary during 1998 and 1999 into options for 1,148,940 common shares at $0.147.

OPTION GRANTS IN LAST FISCAL YEAR

                                 NUMBER OF   % OF TOTAL
                                SECURITIES   GRANTED TO
                                UNDERLYING    EMPLOYEES   EXERCISE
                                  OPTIONS     IN FISCAL    OR BASE   EXPIRATION
NAME                              GRANTED       YEAR        PRICE       DATE
------------------------------  -----------  -----------  ---------  ----------
Michael Fitzsimonds                 none          0%          --          --

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

      OPTIONS EXERCISED:

                                             SHARES ACQUIRED
NAME                                         ON EXERCISE(#)      VALUE REALIZED
----------------------------------------     ----------------    --------------
Michael R. Fitzsimonds                       None                --

      OPTIONS UNEXERCISED:
                                                                                             VALUE OF UNEXERCISED
                                               NUMBER OF SECURITIES UNDERLYING               IN-THE-MONEY OPTIONS
                                               UNEXERCISED OPTIONS AT 12/31/01                    AT 12/31/01
                                               -----------------------------------   -----------------------------------
NAME                                           EXERCISABLE          UNEXERCISED        EXERCISABLE         UNEXERCISED
-----------------------------------------    ----------------     ----------------   ---------------     ---------------
Michael R. Fitzsimonds                           2,543,940            375,000           $476,254              $257,813


                             PRINCIPAL SHAREHOLDERS

      The following table presents certain information regarding the beneficial ownership of all shares of common stock at November 6, 2002 for each executive officer and director of our company and for each person known to us who owns beneficially more than 5% of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon the 71,812,552 common shares issued and outstanding at November 6, 2002 and ownership by these persons of options or warrants exercisable within 60 days of such date. Also included is beneficial ownership on a fully diluted basis showing all authorized, but unissued, shares of our common stock at November 6, 2002 as issued and outstanding. Unless otherwise indicated, each person has sole voting and investment power over such shares.

                                                     EXERCISABLE
                                   SHARES OWNED        OPTIONS      PERCENTAGE
-------------------------------- ----------------- ---------------  -----------
John W. Whitney                     5,506,891(1)       3,770,547         12.3%
P.O. Box 10725
Reno, Nevada

Newmex Minerals, Inc.                  6,000,000       6,000,000         15.4%
603 7th Ave,
Calgary, AB

Michael R. Fitzsimonds                   992,550    3,543,940(2)          6.0%
3595 Airway Drive
Suite 405
Reno, Nevada

Steven D. Craig                                     1,319,349(3)          1.8%
3595 Airway Drive
Reno, Nevada

David Caldwell(4)                                        100,000             *
3595 Airway Drive
Suite 405
Reno, Nevada

Allan Marter(5)                                           50,000             *
3595 Airway Drive
Suite 405
Reno, Nevada

Ronald L. Parratt                                     100,000(6)             *
3595 Airway Drive
Suite 405
Reno, Nevada

All directors and officers               992,550       5,113,289          7.9%
as a group (5 persons)

---------------
*     Represents less than 1%.
(1) Included in Mr. Whitney's shares are 2,789,244 restricted common shares owned by Whitney & Whitney, Inc. Mr. Whitney is President of Whitney & Whitney, Inc. and a greater than 10% shareholder of its parent company, Itronics Inc. Mr. Whitney's options and warrants are exercisable at $0.10 per share.
(2) Mr. Fitzsimonds has conversion rights on preferred stock for 1,000,000 common shares at $0.10 per share and options for 1,395,000 common shares exercisable at $0.22, and options for 1,148,940 common shares exercisable at $0.147.
(3) Mr. Craig holds options for 335,049 common shares exercisable at $0.22 per share and options for 984,300 common shares exercisable at $0.147.
(4) Mr. Caldwell holds options for 100,000 common shares exercisable at $0.22 per share.
(5) Mr. Marter holds options for 50,000 common shares exercisable at $0.22 per share.
(6) Mr. Parratt holds options for 100,000 common shares exercisable at $0.22 per share.

                          DESCRIPTION OF CAPITAL STOCK


GENERAL

      We have authorized 200,000,000 shares of stock. Under the Minnesota Business Corporation Act, these shares are common shares unless the Board of Directors otherwise designates the class and preferences of these shares. Accordingly, we currently have 150,000,000 shares of common stock, no par value per share, authorized. As of November 6, 2002, 71,812,552 shares of common stock, no par value per share, were issued and outstanding and 100,000 shares of preferred stock were issued and outstanding.

      Each holder of common stock has one vote per share on all matters voted upon by the shareholders. Holders of preferred stock do not have voting rights until shares of preferred stock are converted into shares of our common stock. Under our Articles of Incorporation, voting rights are non-cumulative so that shareholders holding more than 50% of the outstanding shares of common stock are able to elect all members of the Board of Directors. Our Articles also provide that there are no preemptive rights or other rights of subscription.

      Each share of common stock is entitled to participate equally in dividends as and when declared by the Board of Directors of the company out of funds legally available, and is entitled to participate equally in the distribution of assets in the event of liquidation after all creditors and holders, if any, of stock with a liquidation preference have been paid in full. All shares, when issued and fully paid, are nonassessable and are not subject to redemption or conversion and have no conversion rights.


WARRANTS AND OPTIONS

      We currently have options outstanding for 5,940,671 shares of common stock, which are exercisable at prices ranging from $0.15 per share to $0.69 per share. We currently have warrants for 31,837,253 shares of common stock, which are exercisable at prices ranging from $0.10 per share to $0.20 per share.


PREFERRED STOCK

      We currently have 100,000 shares of preferred stock outstanding, which are convertible into 1,000,000 shares of common stock at $0.10 per share.


UNDESIGNATED STOCK

      We currently have 200,000,000 shares of capital stock authorized, of which 150,000,000 shares are deemed common stock and 50,000,000 shares are designated preferred stock. As of November 6, 2002, 71,812,552 shares of common stock are outstanding and 100,000 shares of preferred stock are outstanding. All of the shares of stock not yet issued are deemed to be common shares under the Minnesota Business Corporations Act, unless our Board of Directors otherwise designates the class and preferences of these unissued shares. Accordingly, the Board of Directors, without shareholder approval, may designate and cause to be issued one or more series of preferred stock having rights, preferences, privileges or restrictions, including dividend rights, rights and terms of redemption, liquidation preferences and voting rights, that may be greater than the rights of holders of common stock. The effect of an issuance of preferred shares might include, among other things, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change of control of our company.


BOARD OF DIRECTORS

      Under our Bylaws, the number of directors to Our Board of Directors is determined from time to time by our shareholders. We currently have 5 directors. Our directors hold office for a term not to exceed five years. Our Board of Directors or shareholders may remove a director at any time, with or without cause.

AMENDMENT OF OUR BYLAWS

      Our Bylaws may be amended or repealed by our Board of Directors, provided that the Board may not amend or repeal a bylaw fixing a quorum for meetings of our shareholders, prescribing procedures for removing directors or filing vacancies in the Board. Our Board may adopt or amend a bylaw to increase the number of our directors.


LIMITATION OF DIRECTOR LIABILITY, INDEMNIFICATION

      The Minnesota Business Corporations Act provides that we may be required to indemnify certain persons who become, or are threatened to be made, a party to a legal proceeding because they are or were at the time of the matter giving rise to the proceeding our officer, director employee or agent acting on our behalf. Under this provision of the Minnesota Statute, we are required to indemnify such persons against judgments, penalties, fines, settlements and reasonable expenses, including attorney's fees and disbursements incurred by the person. Upon request by the covered person, we may be required to advance that person's reasonable expenses, including attorneys' fees and disbursements upon written affirmation by the person that he or she is entitled to indemnification under the Minnesota Statute and that he or she will repay all amounts advanced if it is determined that the criteria for reimbursement is not satisfied. We are only required to provide such indemnification if the person (i) is not otherwise indemnified by another organization or employee benefit plan for the same costs and expenses incurred in connection with the proceeding with respect to the same acts or omissions, (ii) acted in good faith, (iii) received no improper personal benefit, (iv) with respect to a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (v) generally believed that the conduct was in the best interests of the corporation.

      Determinations as to whether the foregoing criteria for indemnification have been satisfied is to be made (i) by a majority of a quorum of the Board if the directors counted in establishing a quorum are not parties to the proceeding or (ii) if a quorum cannot be established, by a majority of a committee of the Board consisting of two or more members who are not parties to the proceeding or if such committee cannot be established, (iii) by special counsel selected by the Board or committee of the Board satisfying the criteria of clauses (i) or
(ii) or, if a special counsel is not appointed, (iv) by affirmative vote of a majority of the shares entitled to vote, provided that the shares held by parties to the proceeding are not to be counted for purposes of establishing a quorum.


MINNESOTA ANTI-TAKEOVER LAW

      We are governed by the provisions of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. In general, Section 302A.671 restricts the voting of certain percentages of voting control to be acquired in a control share acquisition of our voting stock (in excess of 20%, 33.3% or 50%) until after shareholder approval of the acquisition is obtained. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 203A.673 prohibits a public Minnesota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved by a majority of disinterested directors prior to the date the shareholder becomes an interested shareholder. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock.

      In the event of certain tender offers for capital stock Section 302A.675 precludes the tender offeror from acquiring additional shares of capital stock (including acquisitions pursuant to mergers, consolidations or statutory share exchanges) within two years following the completion of such an offer unless the selling shareholders are given the opportunity to sell the shares of capital stock on terms that are substantially equivalent to those contained in the earlier tender offer. Section 302A.675 does not apply if a committee of the Board of Directors consisting of all of its disinterested directors (excluding present and former officers) approves the subsequent acquisition before shares are acquired pursuant to the earlier tender offer.

      These provisions of the Minnesota law could delay and make more difficult a business combination, particularly one opposed by the board of directors, even if the business combination could be beneficial, in the short term, to the interests of shareholders. These statutory provisions could also depress the price certain investors might be willing to pay in the future for shares of our common stock (because it may make hostile takeovers more difficult and costly, and therefore, less attractive to the potential pursuer).

      In addition, as described above, all of the shares of our stock authorized but not yet issued are deemed to be common shares under the Minnesota Business Corporations Act, unless our Board of Directors otherwise designates the class and preferences of these unissued shares. The ability of the Board to designate and issue these shares as shares with a preference over the common shares may have the effect of discouraging unsolicited attempts to acquire control of us. Also, because our Board has the power to determine the voting, dividends, liquidation preference or other rights of any preferred stock designated by the Board, the issuance of a series of preferred stock to persons friendly to the Board could effectively discourage or preclude the consummation of a change of control transaction.

                         SHARES ELIGIBLE FOR FUTURE SALE

      Upon completion of this offering, we will have 91,812,552 shares of common stock outstanding. Of these shares, the 20,000,000 sold in this offering will not be deemed to be restricted shares under the Securities Act of 1933. The remaining 71,812,552 shares were issued and sold in private transactions and in reliance on the private placement exemption of the Securities Act.

      The restricted shares will be eligible for sale pursuant to Rule 144 of the Securities Act at the expiration of the one-year holding period from their date of acquisition. The one-year holding period for some shares has ended.

      Prior to this offering there has been a limited market for the common stock and no predictions can be made of the effect, if any, that market sales of restricted shares or the availability of restricted shares for sale will have on the market price of the shares if a market for the shares develops. Nevertheless, sales of substantial amounts of the restricted shares in the public market could adversely affect such market prices.

                               SELLING SHAREHOLDER

         The  following  table  presents   information   regarding  the  selling
shareholder. Neither the selling shareholder nor any of its affiliates has held a position or office, or had any other material relationship, with us.

                                                                          PERCENTAGE OF                     PERCENTAGE OF
                                                                           OUTSTANDING                       OUTSTANDING
                                                            SHARES           SHARES                            SHARES
                                                         BENEFICIALLY     BENEFICIALLY      SHARES TO BE     BENEFICIALLY
                                                         OWNED BEFORE     OWNED BEFORE      SOLD IN THE       OWNED AFTER
SELLING SHAREHOLDER(1) (2)                                 OFFERING        OFFERING(1)        OFFERING         OFFERING
------------------------------------------------------  --------------   --------------     -------------    -------------
Fusion Capital Fund II, LLC                               2,037,302             2.8%        23,624,604               0%


      As of November 6, 2002, 1,837,302 shares of our common stock have been acquired by Fusion Capital in connection with the common stock purchase agreement. Fusion Capital has also purchased 200,000 restricted shares of our common stock. Fusion Capital may acquire up to an additional 20,000,000 shares under the common stock purchase agreement. Percentage of outstanding shares is based on 71,812,552 shares of common stock outstanding as of November 5, 2002, together with such additional shares of common stock that may be acquired by Fusion Capital from us under the common stock purchase agreement after the date hereof. Fusion Capital may not purchase shares of our common stock under the common stock purchase agreement if Fusion Capital, together with its affiliates, would beneficially own more than 9.9% of our common stock outstanding at the time of the purchase by Fusion Capital. However, even though Fusion Capital may not receive additional shares of our common stock in the event that the 9.9% limitation is ever reached, Fusion Capital is still obligated to pay to us $15,000 on each trading day, unless the common stock purchase agreement is suspended, an event of default occurs or the agreement is terminated. Under these circumstances, Fusion Capital would have the right to acquire additional shares in the future should its ownership subsequently become less than the 9.9%. Fusion Capital has the right at any time to sell any shares purchased under the common stock purchase agreement, which would allow it to avoid the 9.9% limitation. Therefore, we do not believe that Fusion Capital will ever reach the 9.9% limitation.

         Steven G. Martin and Joshua B. Scheinfeld, the principals of Fusion Capital, are deemed to be beneficial owners of all of the shares of common stock owned by Fusion Capital. Messrs. Martin and Scheinfeld have shared voting and disposition power over the shares being offered under this Prospectus.

                              PLAN OF DISTRIBUTION

         The common stock offered by this Prospectus is being offered by Fusion Capital Fund II, LLC, the selling shareholder. The common stock may be sold or distributed from time to time by the selling shareholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this Prospectus may be effected in one or more of the following methods:

      o     ordinary brokers' transactions;

      o     transactions involving cross or block trades;

      o through brokers, dealers, or underwriters who may act solely as agents

      o     "at the market" into an existing market for the common stock;

      o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

      o     in privately negotiated transactions; or

      o     any combination of the foregoing.

         In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

         Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

         Fusion Capital is an "underwriter" within the meaning of the Securities Act.

         Neither we, nor Fusion Capital can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between Fusion Capital, any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a Prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling shareholder and any other required information.

         We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have also agreed to indemnify Fusion Capital and related persons against specified liabilities, including liabilities under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

         Fusion Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the common stock purchase agreement.

         We have advised Fusion Capital that while it is engaged in a distribution of the shares included in this Prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this Prospectus.

      This offering will terminate on the date that Fusion Capital has sold all shares offered by this Prospectus.


                                  LEGAL MATTERS

      Kirkpatrick & Lockhart LLP has passed upon the validity of the shares offered.


                                     EXPERTS

      The audited financial statements of Golden Phoenix Minerals, Inc., included in this Prospectus and elsewhere in the registration statement have been audited by Albright, Persing & Associates, Ltd., independent public accountants, as indicated in their reports, and are included in reliance on the authority of the firm as experts giving reports.


                  WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We have filed, with the Securities and Exchange Commission, Washington, DC, a Registration Statement on Form SB-2 under the Securities Act with respect to the Common Stock offered. This Prospectus does not contain all of the information set forth in the Registration Statement, the exhibits and schedules. For further information, about our common stock and us, please refer to the Registration Statement, exhibits and schedules. Statements made in this Prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

      The Securities and Exchange Commission maintains a web site that contains registration statements, reports, proxy and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address for the web site is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

FINANCIAL STATEMENTS

Report of Independent Certified Public Accountant                           F-2

Balance Sheets at December 31, 2001 and 2000                                F-3

Statements of Operations During the Development Stage
  for the periods ended December 31, 2001 and 2000
  and Inception (June 2, 1997) to December 31, 2001                         F-5

Statements of Shareholders' Equity (Deficit) for the
  periods ended December 31, 2001 and 2000 and  Inception
  (June 2, 1997) to December 31, 2001                                       F-7

Statements of Cash Flows for the periods ended December 31,
  2001 and 2000 and Inception (June 2, 1997) to December 31, 2001          F-12

Notes to Consolidated Financial Statements for December 31, 2001
  and 2000                                                                 F-15

Condensed Balance Sheets as of September 30, 2002 and December 31,
  2001                                                                     F-40

Condensed Statements of Operations during the Development Stage for the Three Months and Nine Months Ended September 30, 2002
  and 2001, and Inception (June 2, 1997) to September 30, 2002             F-42

Condensed Statements of Cash Flows for the Nine Months Ended
  September 30, 2002 and 2001, and Inception (June 2, 1997) to
  September 30, 2002                                                       F-43

Notes to Condensed Financial Statements as of September 30, 2002
  and December 31, 2001                                                    F-44

                          GOLDEN PHOENIX MINERALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          AUDITED FINANCIAL STATEMENTS
                           DECEMBER 31, 2001 AND 2000

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
Golden Phoenix Minerals, Inc.

      We have audited the accompanying balance sheets of Golden Phoenix Minerals, Inc. (a development stage company) as of December 31, 2001 and 2000 and the related statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 2001 and December 31, 2000 and from inception (June 2, 1997) to December 31, 2001. These financial statements are the responsibility of Golden Phoenix Minerals, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden Phoenix Minerals, Inc. at December 31, 2001 and 2000 and from Inception (June 2, 1997) to December 31, 2001 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

      As discussed in Note 2 and Note 14 to the financial statements, the Company's capitalized reclamation and reclamation obligation have been determined by the Company's management on the basis of estimates of the future costs associated with the closing of the Mineral Ridge Mine. While the approach to establishing the reclamation estimate appears reasonable, there is an absence of a significant amount of experience as to whether the Company's actual incurred costs will conform to the assumptions inherent in the determination of the asset and liability. Accordingly, the ultimate costs of reclamation may vary significantly from the estimated amounts included in the accompanying financial statements.

      The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, the Company's ability to generate sufficient cash flows to meet its obligations and sustain its operations, either through future revenues and /or additional debt or equity financing, cannot be determined at this time. These uncertainties raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Reno, Nevada
April 13, 2002

                          GOLDEN PHOENIX MINERALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000

                                     ASSETS

                                                           2001         2000
                                                        -----------  -----------
Current Assets
  Cash                                                  $       343  $    38,636
  Prepaid expenses                                           35,876       44,253
  Employee advances                                          28,050       24,524
  Receivables - other                                        56,015            -
  Stock subscription receivable                                   -      200,000
  Accrued interest receivable                                   941            -
                                                        -----------  -----------
   Total Current Assets                                     121,225      307,413

Marketable equity securities                                  3,138        1,700
Options                                                      25,000       25,000
Mining properties and claims                              1,860,591    1,860,591
Property and equipment, net of accumulated
  depreciation of $214,561 in 2001 and $68,899 in 2000      738,771      819,232
Organization costs, net of accumulated amortization of
  $1,040 in 2001 and $809 in 2000                               115          346
Deposits                                                     26,251      419,874
Capitalized reclamation costs                             1,800,000    1,300,000
Deferred development costs                                  462,709      386,602
Deferred tax assets, net of valuation allowance                   -            -
                                                        -----------  -----------
   Total Assets                                         $ 5,037,800  $ 5,120,758
                                                        ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                                                    GOLDEN PHOENIX MINERALS, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                           BALANCE SHEETS
                                                     DECEMBER 31, 2001 AND 2000

                                           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                    2001             2000
                                                                                               -----------      -----------
Current Liabilities
  Accounts payable                                                                             $   411,125      $   254,281
  Accrued liabilities                                                                              207,341          149,567
  Accrued royalties                                                                                 30,000                -
  Current portion of long term debt                                                                541,424          431,114
  Accrued interest on note payable                                                                 127,126           22,203
  Utilities contract payable                                                                             -          316,654
  Amounts due to stockholders                                                                      427,600          422,100
  Accrued interest stockholder loans                                                                56,715           43,997
                                                                                               -----------      -----------
    Total Current Liabilities                                                                    1,801,331        1,639,916
                                                                                               -----------      -----------
Long-term Liabilities
  Capital lease obligations                                                                         94,343            3,755
  Long term debt                                                                                    61,271           86,065
  Utilities contract payable                                                                             -           65,746
  Convertible notes payable                                                                        485,000          485,000
  Accrued interest convertible notes payable                                                       112,366           54,165
  Reclamation liabilities                                                                        1,819,874        1,319,874
                                                                                               -----------      -----------
    Total Liabilities                                                                            4,374,185        3,654,521
                                                                                               -----------      -----------
Stockholders' Equity
  (Deficit) Preferred stock, no par value, 50,000,000 shares authorized, 426,300 and
    441,700 shares issued and outstanding at December 31, 2001 and 2000                              1,708            1,770
  Common stock, no par value, 150,000,000 shares authorized, 44,172,662 and 36,750,121
    issued  and  outstanding  at  December  31,  2001  and  2000,   respectively
    (including   16,162,745  and   14,259,118  of  144  restricted   shares  for
    organizational services at December 31, 2001)                                                7,281,637        6,394,272
  Additional paid in capital                                                                       123,700          108,300
  Deficit accumulated during the development stage                                             (6,698,930)      (5,037,605)
                                                                                               -----------      -----------
                                                                                                   708,115        1,466,737
    Less:  Stock Subscription Receivable                                                          (44,500)            (500)
                                                                                               -----------      -----------
    Total Stockholders' Equity                                                                     663,615        1,466,237
                                                                                               -----------      -----------
    Total Liabilities and Stockholders' Equity                                                 $ 5,037,800      $ 5,120,758
                                                                                               ===========      ===========



                             The accompanying notes are an integral part of these financial statements.

                                                    GOLDEN PHOENIX MINERALS, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                      STATEMENTS OF OPERATIONS
                                                    DURING THE DEVELOPMENT STAGE
                                          FOR THE PERIODS ENDED DECEMBER 31, 2001 AND 2000
                                          AND INCEPTION (JUNE 2, 1997) TO DECEMBER 31, 2001
                                                                             CUMULATIVE
                                                                               DURING
                                                                             DEVELOPMENT
                                                                                STAGE             2001             2000
                                                                           -------------     -------------    -------------
Revenues
  Metal sales                                                                 $  344,941        $  309,796        $  35,145
  Other product sales                                                             33,242            33,242                -
  Joint Venture                                                                   34,400                 -                -
  Options                                                                          2,000                 -                -
  Property and claims                                                             60,811                 -           57,811
                                                                           -------------     -------------    -------------
                                                                                 475,394           343,038           92,956
                                                                           -------------     -------------    -------------
Cost of metal sales                                                              313,651           286,601           27,050
                                                                           -------------     -------------    -------------
Gross profit                                                                     161,743            56,437           65,906
                                                                           -------------     -------------    -------------
Expenses
  Exploration                                                                  2,669,467           243,923          311,733
  General and administrative                                                   3,878,629         1,305,059          781,207
                                                                           -------------     -------------    -------------
                                                                               6,548,096         1,548,982        1,092,940

Loss from Operations                                                         (6,386,353)       (1,492,545)      (1,027,034)

Other Income (Expense)
  Interest income                                                                 21,143            19,277            1,596
  Interest expense                                                             (420,077)         (189,392)        (127,179)
  Gain on sale of stock in affiliate                                              10,016                 -                -
  Gain (loss) on sale of fixed assets                                              2,551                 -                -
  Other income                                                                    13,847               195            3,100
  Other expense                                                                  (4,001)             (297)          (2,414)
  Rent income                                                                     40,176                 -           17,577
                                                                           -------------     -------------    -------------
Loss Before Provision for Income Taxes                                       (6,722,698)       (1,662,762)      (1,134,354)

Income Tax Benefit (Expense)
  Current                                                                              -                 -                -
  Deferred                                                                            --                --               --
                                                                           -------------     -------------    -------------
                                                                                       -                 -                -
                                                                           -------------     -------------    -------------
Net Loss before Extraordinary Item                                           (6,722,698)       (1,662,762)      (1,134,354)

Extraordinary Item - Gain on Settlement of Debt (net of income tax of $0)         22,331                 -           22,331
                                                                           -------------     -------------    -------------
Net Loss                                                                   $ (6,700,367)     $ (1,662,762)    $ (1,112,023)
                                                                           =============     =============    =============


                             The accompanying notes are an integral part of these financial statements.

                                                    GOLDEN PHOENIX MINERALS, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                      STATEMENTS OF OPERATIONS
                                                    DURING THE DEVELOPMENT STAGE
                                          FOR THE PERIODS ENDED DECEMBER 31, 2001 AND 2000
                                          AND INCEPTION (JUNE 2, 1997) TO DECEMBER 31, 2001



                                                                             CUMULATIVE
                                                                               DURING
                                                                            DEVELOPMENT
                                                                               STAGE              2001             2000
                                                                            ------------      ------------     ------------
Comprehensive Income (Loss):
Net change in unrealized gain (loss) arising during the year ended
  December 31                                                                      1,437             1,437                -
                                                                            ------------      ------------     ------------

Net Comprehensive Loss                                                      $(6,698,930)      $(1,661,325)     $(1,112,023)
                                                                            ============      ============     ============
Basic and Diluted Net Loss per Common Share Before Extraordinary Gain             $(.27)            $(.04)           $(.04)

Extraordinary Gain on Extinguishment of Debt                                        .001                 -             .001
                                                                            ------------      ------------     ------------
Basic and Diluted Net Loss per Common Share                                       $(.27)            $(.04)           $(.04)
                                                                            ============      ============     ============

Shares Used in Computing Basic and Diluted Shares                             24,413,708        39,898,240       28,298,387
                                                                            ============      ============     ============


                             The accompanying notes are an integral part of these financial statements.

                                                    GOLDEN PHOENIX MINERALS, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                 STATEMENTS OF STOCKHOLDERS' EQUITY
                                          FOR THE PERIODS ENDED DECEMBER 31, 2001 AND 2000
                                          AND INCEPTION (JUNE 2, 1997) TO DECEMBER 31, 2001
                          COMMON STOCK             PREFERRED SHARES       ADDITIONAL                    STOCK
                      --------------------        -------------------       PAID-IN    ACCUMULATED   SUBSCRIPTION
                      SHARES        AMOUNT        SHARES       AMOUNT       CAPITAL      DEFICIT     RECEIVABLE      TOTAL
                     ---------     ---------     ---------    ---------    ---------    ----------  -----------   -----------
Balances, June 2,
  1997 (date of
  inception)                  -    $        -             -    $       -            -     $       -   $        -    $        -

Issuance of
  common stock
  for cash           10,465,000     1,139,000             -            -            -             -            -     1,139,000

Issuance of
  common stock
  for services -
  ss.144 restricted
  shares              2,000,000         2,000             -            -            -             -            -         2,000

Issuance of
  preferred stock
  for services -
  ss.144 restricted
  shares                      -             -       500,000        2,000            -             -            -         2,000

Sale of common
  stock for cash
  ss.504 exempt           424,480     843,657             -            -            -             -            -       843,657

Issuance of
  common stock
  for joint
  venture option
  purchase ss.144
  restricted
  shares                 50,000       100,000             -            -            -             -            -       100,000

Net loss for the
  period from
  June 2, 1997
  through
  December 31,
  1997                        -             -             -            -            -   (1,461,837)            -   (1,461,837)
                      ---------     ---------     ---------    ---------    ---------    ----------  -----------   -----------


                             The accompanying notes are an integral part of these financial statements.

                                                    GOLDEN PHOENIX MINERALS, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                 STATEMENTS OF STOCKHOLDERS' EQUITY
                                          FOR THE PERIODS ENDED DECEMBER 31, 2001 AND 2000
                                          AND INCEPTION (JUNE 2, 1997) TO DECEMBER 31, 2001
                          COMMON STOCK             PREFERRED SHARES       ADDITIONAL                    STOCK
                      --------------------        -------------------       PAID-IN    ACCUMULATED   SUBSCRIPTION
                      SHARES        AMOUNT        SHARES       AMOUNT       CAPITAL      DEFICIT     RECEIVABLE      TOTAL
                     ---------     ---------     ---------    ---------    ---------    ----------  -----------   -----------
Balance at
  December 31,
  1997               12,939,480    2,084,657      500,000        2,000            -   (1,461,837)            -      624,820

Issuance of
  common stock
  to vendors and
  employees for
  goods and
  services              721,000      187,000            -            -            -             -            -      187,000

Issuance of
  common stock
  for stock
  options
  exercised             510,000      109,315            -            -            -             -            -      109,315

Issuance of
  common stock
  in exchange
  for debt pay
  off                   431,486      383,113            -            -            -             -            -      383,113

Issuance of
  common stock
  for cash            1,727,627      685,890            -            -            -             -            -      685,890

Conversion of
  outstanding
  debt to common
  stock                 346,667      195,000            -            -            -             -            -      195,000

Net loss for the
  year ended
  December 31,
  1998                        -            -            -            -            -   (1,750,898)            -  (1,750,898)

                     ---------     ---------     ---------    ---------    ---------    ----------  -----------   -----------


                             The accompanying notes are an integral part of these financial statements.

                                                    GOLDEN PHOENIX MINERALS, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                 STATEMENTS OF STOCKHOLDERS' EQUITY
                                          FOR THE PERIODS ENDED DECEMBER 31, 2001 AND 2000
                                          AND INCEPTION (JUNE 2, 1997) TO DECEMBER 31, 2001

                          COMMON STOCK             PREFERRED SHARES       ADDITIONAL                    STOCK
                      --------------------        -------------------       PAID-IN    ACCUMULATED   SUBSCRIPTION
                      SHARES        AMOUNT        SHARES       AMOUNT       CAPITAL      DEFICIT     RECEIVABLE      TOTAL
                     ---------     ---------     ---------    ---------    ---------    ----------  -----------   -----------
Balance December
  31, 1998          16,676,260     3,644,975      500,000        2,000            -   (3,212,735)            -      434,240

Issuance of
  common stock
  to vendors and
  employees for
  goods and
  services           5,522,680       587,647            -            -            -             -            -      587,647

Issuance of
  common stock
  in exchange
  for debt pay
  off-                       -             -            -            -            -             -            -            -

Issuance of
  common stock
  for cash           2,375,000       237,500            -            -            -             -            -      237,500

Acquisition of
  Treasury Stock     (500,000)             -            -            -            -             -            -            -

Sale of Treasury
  Stock                500,000             -            -            -       50,000             -            -       50,000

Net loss for the
  year ended
  December 31,
  1999                       -             -            -            -            -     (712,847)            -    (712,847)
                     ---------     ---------    ---------    ---------    ---------     ---------    ---------    ---------


                             The accompanying notes are an integral part of these financial statements.

                                                    GOLDEN PHOENIX MINERALS, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                 STATEMENTS OF STOCKHOLDERS' EQUITY
                                          FOR THE PERIODS ENDED DECEMBER 31, 2001 AND 2000
                                          AND INCEPTION (JUNE 2, 1997) TO DECEMBER 31, 2001

                          COMMON STOCK             PREFERRED SHARES       ADDITIONAL                    STOCK
                      --------------------        -------------------       PAID-IN    ACCUMULATED   SUBSCRIPTION
                      SHARES        AMOUNT        SHARES       AMOUNT       CAPITAL      DEFICIT     RECEIVABLE      TOTAL
                     ---------     ---------     ---------    ---------    ---------    ----------  -----------   -----------
Balance at
  December 31,
  1999               24,573,940  $ 4,470,122      500,000      $ 2,000     $ 50,000  $(3,925,582)            -    $ 596,540

Issuance of
  common stock
  to vendors for
  goods and
  servicesss.144
  restricted
  shares              2,554,974      415,118            -            -            -             -            -      415,118

Issuance of
  common stock
  in exchange
  for debt pay
  offss.144
  restricted
  shares                 33,207        8,302            -            -            -             -            -        8,302

Issuance of
  common stock
  for
  notes/stock
  subscriptions
  receivable
  ss.144
  restricted
  shares              1,005,000      200,500            -            -            -             -        (500)      200,000

Issuance of
  stock for
  purchase of
  mining
  properties and
  claimsss.144
  restricted
  shares              3,000,000      600,000            -            -            -             -            -      600,000

Issuance of
  common stock
  for cash            5,000,000      700,000            -            -            -             -            -      700,000

Preferred stock
  converted to
  common shares         583,000          230     (58,300)        (230)       58,300             -            -       58,300

Net loss for the
  year ended
  December 31,
  2000                        -            -            -            -            -   (1,112,023)            -  (1,112,023)
                      ---------     ---------    ---------   ---------    ---------   -----------    ---------  -----------


                             The accompanying notes are an integral part of these financial statements.

                                                    GOLDEN PHOENIX MINERALS, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                 STATEMENTS OF STOCKHOLDERS' EQUITY
                                          FOR THE PERIODS ENDED DECEMBER 31, 2001 AND 2000
                                          AND INCEPTION (JUNE 2, 1997) TO DECEMBER 31, 2001
                          COMMON STOCK               PREFERRED SHARES       ADDITIONAL                      STOCK
                      --------------------          -------------------       PAID-IN    ACCUMULATED     SUBSCRIPTION
                      SHARES        AMOUNT          SHARES       AMOUNT       CAPITAL      DEFICIT       RECEIVABLE      TOTAL
                     ---------     ---------       ---------    ---------    ---------    ----------    -----------   -----------
Balance
  December 31,
  2000                36,750,121   $ 6,394,272       441,700     $   1,770    $  108,300  $(5,037,605)   $     (500)   $ 1,466,237
                     ===========  ============     =========    ==========   ===========  ============  ============  ============

Issuance of
  common stock to
  vendors for
  goods and
  services             3,000,894       387,635             -             -             -             -             -       387,635

Issuance of
  common stock in
  exchange for
  debt pay off.           50,000        10,000             -             -             -             -             -        10,000

Issuance of
  common stock
  for notes/stock
  subscriptions
  receivable             500,000        44,500             -             -             -             -      (44,000)           500

Issuance of
  common stock
  for cash             3,717,647       445,000             -             -             -             -             -       445,000

Preferred stock
  converted to
  common shares          154,000           230      (15,400)          (62)        15,400             -             -        15,568

Net loss for the
  year ended
  December 31,
  2001                         -             -             -             -             -   (1,661,325)             -   (1,661,325)
                     -----------  ------------     ---------    ----------   -----------  ------------  ------------  ------------
Balance December
  31, 2001            44,172,662   $ 7,281,637       426,300     $   1,708    $  123,700  $(6,698,930)   $  (44,500)     $ 663,615
                     ===========  ============     =========    ==========   ===========  ============  ============  ============


                             The accompanying notes are an integral part of these financial statements.

                                                    GOLDEN PHOENIX MINERALS, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                      STATEMENTS OF CASH FLOWS
                                          FOR THE PERIODS ENDED DECEMBER 31, 2001 AND 2000
                                          AND INCEPTION (JUNE 2, 1997) TO DECEMBER 31, 2001
                                                            CUMULATIVE
                                                              DURING
                                                            DEVELOPMENT
                                                               STAGE                2001                  2000
                                                           -------------        ------------           -----------
Cash Flows From Operating Activities
  Net Loss                                                 $(6,700,367)          (1,662,762)           (1,112,023)
  Adjustments to reconcile net loss to net cash
   used in operating activities
   Depreciation and amortization                               228,471               145,893                36,804
   (Loss) gain on sale of fixed assets                         (2,551)                     -                     -
   Common stock issued for goods and services                1,731,002               397,635               423,420
   Preferred stock issued for goods
   and services                                                  2,000                     -                     -
   (Increase) Decrease in accounts receivable                 (75,694)              (56,015)                 6,000
   (Increase) Decrease in prepaid expenses                    (35,877)                 8,377              (42,153)
   (Increase) Decrease in employee advances                    (2,371)               (3,526)                 1,155
   (Increase) Decrease in accrued interest
    receivable                                                   (941)                 (941)                     -
   (Increase) Decrease in deposits                             (6,377)               393,623             (400,000)
   Increase (Decrease) in accounts payable                     398,794               156,844                 9,324
   Gain on extinguishment of debt                               22,331                     -                22,331
   Increase in accrued liabilities                             327,707                57,774                90,882
   Increase in accrued interest payable                         58,201                58,201                     -
   Increase in accrued royalties                                30,000                30,000                     -
   (Decrease) in incorporation costs                           (1,155)                     -                     -
   Fixed assets exchanged for goods and services                55,982                     -                     -
   (Increase) in deferred exploration and
    development costs                                        (462,710)              (76,107)             (322,385)
   (Increase) in options                                      (25,000)                     -                     -
   Deferred income tax (benefit)                                     -                     -                     -
                                                           -------------        ------------           -----------
    Net Cash (Used) in Operating Activities                (4,458,555)             (551,004)           (1,286,645)
                                                           -------------        ------------           -----------
Cash Flows (Used) Provided by Investing
  Activities
  Purchase of property and equipment                         (665,165)              (65,201)             (430,703)
  Proceeds from fixed asset sales                               34,965                     -                     -
  Purchase of mining properties and claims                   (212,291)                     -                     -
  Purchase of joint venture                                  (550,000)                     -                     -
                                                           -------------        ------------           -----------
    Net Cash (Used) by Investing Activities                (1,392,491)              (65,201)             (430,703)
                                                           -------------        ------------           -----------

                             The accompanying notes are an integral part of these financial statements.

                                                    GOLDEN PHOENIX MINERALS, INC.
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                      STATEMENTS OF CASH FLOWS
                                          FOR THE PERIODS ENDED DECEMBER 31, 2001 AND 2000
                                          AND INCEPTION (JUNE 2, 1997) TO DECEMBER 31, 2001
                                                       CUMULATIVE
                                                         DURING
                                                       DEVELOPMENT
                                                          STAGE            2001             2000
                                                      -------------    ------------     -----------
Cash Flows From (For) Financing Activities
  Proceeds from convertible notes payable                 485,000                -          485,000
  Principal payments on capital lease
   obligations                                           (15,986)          (7,229)          (4,278)
  Proceeds from notes payable - stockholders              728,900          105,500                -
  Payments on notes payable - stockholders               (16,300)         (10,000)                -
  Payments on long-term debt                            (501,746)        (384,859)                -
  Proceeds from notes payable                             732,756          220,100          512,656
  Additional paid in capital                               73,700           15,400           58,300
  Net proceeds from sale of common stock                4,365,065          639,000          700,000
                                                      -------------    ------------     -----------
   Net Cash Provided by Financing Activities            5,851,389          577,912        1,751,678
                                                      -------------    ------------     -----------
Net Increase in Cash                                          343         (38,293)           34,330

Cash at Beginning of Period                                     -           38,636            4,306
                                                      -------------    ------------     -----------
Cash at End of Period                                  $      343       $      343       $   38,636
                                                      =============    ============     ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
------------------------------------------------

                                                       CUMULATIVE
                                                        DURING
                                                       DEVELOPMENT
                                                         STAGE            2001             2000
                                                      -------------    ------------     -----------

Cash Paid for Interest                                 $  292,612       $  219,480       $   46,516
                                                      =============    ============     ===========
Cash Paid for Income Taxes                             $        -       $        -       $        -
                                                      =============    ============     ===========

                             The accompanying notes are an integral part of these financial statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
               FOR THE PERIODS ENDED DECEMBER 31, 2001 AND 2000
              AND INCEPTION (JUNE 2, 1997) TO DECEMBER 31, 2001

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

      During the year ended December 31, 2001, the net change in unrealized gains (losses) of available-for-sale securities was $1,437.

                                                       CUMULATIVE
                                                         DURING
                                                       DEVELOPMENT
                                                          STAGE           2001            2000
Reduction in debt due to renegotiation of joint
  venture contract                                   $   200,000               -      $       -

Common stock issued for debt payment                     401,415          10,000           8,302

Common stock issued for stockholder debt payment         195,000               -               -

Common stock issued for joint venture purchase           100,000               -               -

Common stock issued for mining property purchase         600,000               -         600,000

Property plant and equipment purchased through
  debt assumed                                           382,400               -         382,400



  The accompanying notes are an integral part of these financial statements.

NOTE 1 - DESCRIPTION OF BUSINESS AND FINANCING REQUIREMENTS


ORGANIZATION

      Golden Phoenix Minerals. Inc. was incorporated under the laws of Minnesota on June 2, 1997. The company is engaged in the exploration of minerals and its primary activities are the exploration and development of precious and base metals in the western United States and Alaska. Golden Phoenix Minerals, Inc. controls its exploration properties through ownership, leases, mining claims and joint ventures. The Company is planning exploration and development of selected properties to positive feasibility. The Company will also provide joint ventures to other large mining companies.

      The Company is in the development stage and has generated little revenue. It has been funded primarily through stock sales and loans from officers and shareholders. The Company's prospects are subject to the risks, expenses and uncertainties frequently encountered in the mining exploration industry. These risks include the volatility of mineral prices and the ability to explore and develop profitable mining properties.

      The Company has experienced losses since its inception in 1997 and had an accumulated deficit at December 31, 2001. The Company's ability to accomplish its business strategy and to ultimately achieve profitable operations is dependent upon its ability to obtain additional financing and execute its business plan. The Company intends to have an ongoing program to obtain outside financing for its exploration and development activities. Failure to raise additional capital when needed could have a material adverse effect on the Company's business, results of operations and financial condition. Ultimately, the Company will need to achieve profitable operations in order to continue as a going concern. The company incurred a net loss of $1,662,762 and $1,112,023 for the years ended December 31, 2001 and 2000, respectively, and has an accumulated deficit of $6,700,367 as of December 31, 2001.

      These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

      Cash and cash equivalents consist of cash balances and instruments with maturities of three months or less at the time of purchase.

CONCENTRATIONS

      CONCENTRATION OF CREDIT RISK - Financial instruments which potentially subject the Company to credit risk consist primarily of cash in bank. The Company maintains its cash in a bank deposit account insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The Company's account at times, may exceed federally insured limits.

      CONCENTRATION OF OPERATIONS - The Company's operations are all related to the minerals exploration and mining industry. A reduction in mineral prices or other disturbances in the minerals market could have an adverse effect on the Company's operations.

      During 2001 36% (31% in 2000) of revenues consisted of gold sales to one party.

FINANCIAL STATEMENT ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation, which includes amortization of assets recorded under capital leases, is calculated using the straight line method over lives ranging from three (3) to forty (40) years.

STOCK OPTIONS

      The Company adopted SFAS No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION, which is effective for fiscal years beginning after December 15, 1995, or earlier as permitted. As provided by SFAS No. 123, the Company will continue to account for employee stock options under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. The Company has disclosed the proforma net loss and earnings per share effect as if the Company had used the fair value based method prescribed under SFAS No. 123 in Note 19.

PROPERTY ACQUISITION AND DEFERRED MINE COSTS

      Property acquisition and deferred mine costs are recorded at cost. On the commencement of commercial production, depletion of each mining property will be provided on the units of production basis using estimated proven and probable reserves as the depletion basis.

PROPERTIES IN DEVELOPMENT

      Upon determination that a mineral property can be economically developed, costs incurred are capitalized until the assets are put in service, at which time the capitalized costs are depreciated in accordance with the policies described above.

      Financing costs, including interest, are capitalized on the basis of expenditures incurred for the acquisition and development of projects, without restriction to specific borrowings for these projects, while the projects are actively being prepared for proposed production. Capitalization is discontinued when the asset is ready for its intended use.

EXPLORATION PROPERTIES

      Mineral exploration expenditures are expensed as incurred. Property acquisition costs relating to exploration properties and expenditures incurred on properties identified as having development potential are deferred on a project basis until the viability of the project is determined. Costs associated with economically viable projects are depreciated and amortized in accordance with the policies described above. If a project is not viable, the accumulated project costs are charged to operations in the year in which that determination is made.

RECLAMATION AND REMEDIATION COSTS

      Estimated future reclamation and remediation costs are based principally on legal and regulatory requirements. Such costs related to active mines are accrued and charged over the expected operating lives of the mines using the unit-of-production method. Future reclamation and remediation costs for inactive mines are accrued based on management's best estimate at the end of each period of the undiscounted costs expected to be incurred at a site. Such cost estimates include, where applicable, ongoing care, maintenance and monitoring costs. Changes in estimates are reflected in earnings in the period an estimate is revised.

      In August 2001, the FASB issued SFAS No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS, which established a uniform methodology for accounting for estimated reclamation and abandonment costs. The statement will be adopted January 1, 2003, when the Company will record the estimated present value of reclamation liabilities and increase the carrying amount of the related asset. Subsequently, the reclamation costs will be allocated to expense over the life of the related assets and will be adjusted for changes resulting from the passage of time and revisions to either the timing or amount of the original present value estimate. The Company is in the process of quantifying the effect of adoption.


PROPERTY EVALUATIONS

      The Company reviews and evaluates the recoverability of its properties when events or changes in circumstances indicate that the carrying amount of a property may not be recoverable. Estimated future net cash flows, on an undiscounted basis, from a property are calculated using estimated recoverable ounces of minerals (considering current proven and probable reserves and mineralization expected to be classified as reserves); estimated future mineral price realization (considering historical and current prices, price trends and related factors); and operating, capital and reclamation costs. Reduction in the carrying value of property, plant and equipment, with a corresponding charge to earnings, are recorded to the extent that the estimated future net cash flows are less than the carrying value.

      Estimates of future cash flows are subject to risks and uncertainties. It is reasonably possible that changes in circumstances could occur which may affect the recoverability of the Company's properties.

 INCOME TAXES

      The Company accounts for income taxes by the asset/liability approach in accordance with the provisions of SFAS No. 109, ACCOUNTING FOR INCOME Taxes. Under this pronouncement, deferred income taxes, if any, reflect the estimated future tax consequences when reported amounts of assets and liabilities are recovered or paid. Deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are scheduled to be in effect when the differences are expected to reverse. The provision for income taxes, if any, represents the total income taxes paid or payable for the current year, plus the change in deferred taxes during the year. The tax benefits related to operating loss carryforwards are recognized if management believes, based on available evidence, that it is more likely than not that they will be realized.

NET LOSS PER SHARE

      In February, 1997, the Financial Accounting Standards Board issued SFAS No. 128, EARNINGS PER SHARE. SFAS No. 128 simplifies the standards for computing earnings per share ("EPS") and was effective for financial statements issued for periods ending after December 15, 1997, with earlier application not permitted. Upon adoption, all prior EPS data was restated.

      Basic EPS is determined using net income divided by the weighted average shares outstanding during the period. Diluted EPS is computed by dividing net income by the weighted average shares outstanding, assuming all dilutive potential common shares were issued.

      Since the fully diluted loss per share for the years ended December 31, 2001 and 2000 was antidilutive, basic and diluted earnings per share are the same. Accordingly options to purchase common stock at December 31, 2001 and 2000, of 4,395,764 and 5,840,671 shares, warrants to purchase common stock of 14,359,747 and 9,950,000 shares and common shares potentially issuable upon conversion of preferred stock existing at the end of 2001 of 4,263,000 and 2000 of 4,417,000 shares, were not included in the calculation of diluted earnings per common share.

NEW ACCOUNTING STANDARDS

      In June, 1997, the Financial Accounting Standards Board issued SFAS No. 130, REPORTING COMPREHENSIVE INCOME. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of general-purpose financial statements. This statement does not, however, require a specific format for the disclosure but requires the Company to display an amount representing total comprehensive income for the period in its financial statements. Comprehensive income is determined by adjusting net income by other items not included as a component of net income, such as the unrealized loss on marketable securities. The Company implemented SFAS No. 130 for the year ended December 31, 1998. During 2001 and 2000, the Company did not generate transactions considered part of "other comprehensive income."

      In June, 1997, the Financial Accounting Standards Board issued SFAS No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. SFAS No. 131 establishes standards for the manner in which public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. This statement also requires that a public business enterprise report financial and descriptive information about its reportable operating segments. The Company has determined that segment disclosures are not appropriate because the Company operates in only one segment.

      In June 1999 and 2000, the Financial Accounting Standards Board issued SFAS No. 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING
ACTIVITIES-DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 133, and SFAS No. 138, ACCOUNTING FOR CERTAIN DERIVATIVE INSTRUMENTS AND CERTAIN HEDGING ACTIVITIES, respectively. These statements require companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. The adoption of these statements will have no significant impact on the Company's financial position or results of operations.

      In December 1999, the SEC issued Staff Accounting Bulletin No. 101 ("SAB 101"), REVENUE RECOGNITION IN FINANCIAL STATEMENTS. SAB 101 provides guidance on the recognition, presentation, and disclosure of revenues in financial statements  of all  public  registrants.  In  October  2000,  the SEC  issued  a
Frequently Asked Questions document related to SAB 101 which provides interpretive guidance. The Company has adopted SAB 101 as it is a public registrant, however, the adoption of SAB 101 is not expected to have a significant impact on the Company's financial position or results of operations.

      In June 2001, the FASB issued SFAS No. 141, BUSINESS COMBINATIONS. SFAS No. 141 addresses the initial recognition and measurement of goodwill and other intangible assets acquired in a business combination. SFAS No. 141 is applicable to business combinations beginning July 1, 2001. The adoption of this statement will have no significant impact on the Company's financial position or results of operations.

      In June 2001, the FASB issued SFAS No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. SFAS No. 142 addresses the recognition and measurement of goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 also addresses the initial recognition and measurement of intangible assets acquired outside of a business combination whether acquired individually or with a group of other assets. This statement provides that intangible assets with finite useful lives be amortized and that intangible assets with indefinite lives and goodwill will not be amortized, but will rather be tested at least annually for impairment. SFAS No. 142 will be effective for the Company's fiscal year 2002.

      In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS, that established a single accounting model, based on the framework of SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, for long-lived assets to be disposed of by sale. The statement was adopted on January 1, 2002 and there was no impact upon adoption.


NOTE 3 - BUSINESS ACQUISITIONS

      Golden Phoenix Alaska, Inc., was incorporated on September 15, 1998 under the laws of the State of Nevada. Golden Phoenix Minerals, Inc. (the Company) conveyed all of its property interests in Alaska to Golden Phoenix Alaska, Inc., in return for 2,500,000 shares of stock of which 500,000 shares were resold in 1998.

      In October of 1999, the Company exchanged 100% of its equity ownership (approximately 72%) in Golden Phoenix Alaska, Inc., for an equity interest in the Cirque Property (a joint venture with Camnor Resources). The Cirque Property has been recorded at historical cost and no gain or loss was realized as part of the transaction. As part of the agreement with Golden Phoenix Alaska, Inc., Dennis McDowell's 500,000 shares in Golden Phoenix Minerals, Inc., were purchased as Treasury Stock and later resold.

      On November 7, 2000 the Company purchased the Mineral Ridge gold mine located near Silver Peak, Nevada. The Company purchased the mine for $225,000 in cash and assumed debt of approximately $382,400. The company had sales of minerals produced from the prior operation of the mine of $35,145 in 2000. The Company plans to mine 648,000 tons of ore production annually and estimates a total of 180,406 ounces of gold over the life of the mine which is estimated to be 4.4 years with leaching scheduled for 6 years. The Company assumed reclamation deposits of $900,000 and $19,874 for future reclamation when they purchased the mine. They are currently negotiating a new reclamation bond for approximately $3.1 million and have prepared a new reclamation plan which was accepted by the Nevada Department of Environmental Protection and the Bureau of Land Management in March, 2001. Golden Phoenix hopes to have all requirements for re-starting the mine resolved by mid-2002.

NOTE 4 - OPERATIONS - JOINT VENTURES

      On September 19, 1997 the Company entered into a joint venture agreement with Kennecott Exploration on its High Grade property located in Modoc County, California. During 1998 the Company incurred $133,986 in exploration work. This project was abandoned December 1998.

      The Company entered into an agreement on August 21, 1997 with J. D. Welsh & Associates to purchase an interest in a mineral property, situated in Mineral County, Nevada, known as the Borealis property ("Borealis Property"). The Welsh interest in the Borealis property was in a joint venture with Cambior Exploration USA, Inc. ("Cambior"). Cambior has elected to terminate the joint venture due to budgetary constraints on their US exploration program. The Company had the option to purchase all of Welsh's interest in Borealis over three years for a total of $1,250,000 in payments. The purchase price for 65% ownership in the joint venture was reduced to $1,050,000 in December of 1998 and the balance has been paid in full.

      The Company, along with J. D. Welsh and Associates, Inc. signed a simple joint operating agreement on December 31, 1999 which also increased the Company's interest to 68%. On October 25, 2000 J. D. Welsh assigned it's 32% interest in Borealis to Newmex Nevada, Inc. In October 2000 Golden Phoenix Minerals, Inc. acquired from Newmex Nevada Inc. it's 32% interest in the Borealis project for 3,000,000 shares of Golden Phoenix Minerals Inc. common stock, and 3,000,000 of two year warrants to purchase one additional share at a strike price of $0.13 per share. The shares are restricted under SEC Rule 144.

      As part of the agreement Newmex has purchased an additional 3,000,000 common shares and 3,000,000 two year $0.13 warrants for $600,000. The agreement requires that the $600,000 be used for the purchase and operations of the Mineral Ridge Mine. $600,000 was deposited in escrow account. At December 31, 2001 the Company has drawn $600,000.

      The Company acquired on September 18, 1997, an option to purchase 100% of the issued and outstanding stock of F. W. Lewis, Inc. and Mina Gold Mine, Inc. (Collectively "Lewis Companies") for an option payment of $250,000. The option expired December 31, 1997 and was renewed on January 6, 1998 for an additional $250,000. The Lewis Companies control in excess of 25,000 acres of mining properties consisting of patented and unpatented mining claims, patented and unpatented mill sites, and fee lands in Nevada, Colorado, and certain oil and gas interests in California. The purchase price for the Lewis Companies and all their real and personal property assets was $20,000,000. The option to purchase was terminated due to the inability to secure financing for the $20,000,000 exercise price. F.W. Lewis, Inc., then granted Golden Phoenix Minerals, Inc. an exploration license granting the Company the exclusive right and license to explore the property terminating December 31, 2002. The agreement requires stock distributions of $2,200,000 of Golden Phoenix, Inc., common stock and minimum work requirements totaling $750,000. During 1999, the Company distributed $200,000 in Golden Phoenix, Inc. common stock and incurred $358,374 in work requirements. The Company incurred $177,349 in work requirements during 2000. F. W. Lewis has suspended the required stock distributions for the current time.

      The Company has retained their interest in the Contact copper property which is part of the F. W. Lewis portfolio. On January 28,1998 the Company entered into a joint venture agreement with International Enexco Ltd. ("Enexco"). The Company has the option to purchase 60% of the properties and the Contact Venture for a total of $2,600,000 in Work Requirements and $313,000 in payments over a six year period. The company paid $25,000 in option costs for the agreement in 1998. During 1999, the Company incurred $387,820 in work requirements and $24,000 in cash and issued 24,000 shares of stock for mining lease payments. During 2000, the Company incurred $177,349 in work requirements and $48,000 in mining lease payments. During 2001, the Company incurred $50,006 in work requirements and $32,000 in mining lease payments.


NOTE 5 - DEFERRED DEVELOPMENT COSTS

      During 1999, the Company evaluated their Contact and Borealis properties and determined, based on identified mine deposits, that these properties are now in the development stage. Costs incurred after September 30, 1999, will be capitalized. Such costs will be depreciated upon the commencement of commercial production.


NOTE 6 - MARKETABLE SECURITIES

      The Company's securities investments that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the period included in earnings.

      Securities investments that the Company has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and recorded at amortized cost in investments and other assets. Securities investments not classified as either held-to-maturity or trading securities are classified as available-for-sale securities. Available-for-sale securities are recorded at fair value in investments and other assets on the balance sheet, with the change in fair value during the period excluded from earnings and recorded net of tax as a separate component of equity. All marketable securities held by the Company have been classified as available-for-sale securities.

      Investments in securities are summarized as follows at December 31, 2001:

                                             GROSS         GROSS        FAIR
                                           UNREALIZED    UNREALIZED    MARKET
                                              GAIN          LOSS       VALUE
                                         -------------  -----------  ----------

         Available-for-sale securities:
           Common stock                    $   1,437     $     -     $   3,138
                                         =============  ===========  ==========


There were no realized gains or losses on securities classified as available for sale during 2001 and 2000.

NOTE 7 - NOTES PAYABLE TO RELATED PARTIES

      Short term notes payable to related parties consisted of the following amounts at December 31:

                                                      2001            2000
                                                   ---------       ---------
          Notes payable to stockholders,           $ 422,100       $ 422,100
            non-interest bearing, interest
            imputed at 8%, principal and
            unpaid accrued interest due on
            demand, unsecured
          Other notes payable to employees             5,500              --
            and stockholders                       ---------       ---------
                                                   $ 427,600       $ 422,100
                                                   =========       =========

      The Company incurred related party interest expense of $28,140 and $28,140 for the years ended December 31, 2001 and 2000, respectively.

NOTE 8 - OPTIONS

      The Company had the following options at December 31:

                                                      2001            2000
                                                   ---------       ---------
          International Enexco Inc. Contact
            joint venture                          $  25,000       $  25,000
                                                   =========       =========

NOTE 9 - MINING PROPERTIES AND CLAIMS

    The Company had the following mineral rights and claims at December 31:

                                                       2001            2000
                                                    ----------      ----------
          Cirque Property- Alaska                   $  210,591      $  210,591
          Borealis                                  $1,650,000      $1,650,000
          Borealis - deferred development costs     $  108,400      $   82,299
          Contact - deferred development costs      $  354,309      $  304,303

NOTE 10 - PROPERTY AND EQUIPMENT

      Property and Equipment consisted of the following at December 31:

                                                       2001           2000
                                                   ------------    -----------

          Land                                      $   57,600      $  57,600
          Computer equipment                            43,083         43,083
          Trucks                                       136,656        136,656
          Office furniture and equipment                16,516         16,516
          Equipment under capital lease                 48,892         17,032
          Mining equipment                             550,585        517,244
          Building                                     100,000        100,000
                                                   ------------    -----------
                                                       953,332        888,131
          Less: Accumulated Depreciation              (214,561)       (68,899)
                                                   ------------    -----------

                                                    $  738,771      $ 819,232
                                                   ============    ===========

      The following property and equipment, included above, was for the Mineral Ridge Mine operation at December 31:

                                                       2001           2000
                                                   -----------     ----------

          Land                                     $   57,600      $  57,600
          Trucks                                       73,059         73,059
          Mining equipment                            550,585        517,244
          Building                                    100,000        100,000
                                                      781,244        747,903
          Less: Accumulated Depreciation             (165,305)       (16,386)
                                                   -----------     ----------

                                                   $  615,939      $ 731,517
                                                   ===========     ==========

NOTE 11 - ORGANIZATION COSTS

      Organization costs are being amortized over five years. The balance at December 31 is as follows:

                                                       2001            2000
                                                   -----------     ----------

          Organization costs                        $   1,155       $  1,155
          Less accumulated amortization                (1,040)          (809)
                                                   -----------     ----------

                                                    $     115       $    346
                                                   ===========     ==========


      Amortization expense for the years ended December 31, 2001 and 2000 amounted to $231 each year.


NOTE 12 - ACCRUED LIABILITIES

      Accrued liabilities consisted of the following at December 31:

                                                      2001            2000
                                                   -----------     ----------

          Accrued payroll and related expenses      $ 207,341       $ 133,678
          Other accrued liabilities                         -          15,889
                                                   -----------     ----------

                                                    $ 207,341       $ 149,567
                                                   ===========     ==========

NOTE 13 - LONG TERM DEBT

      Long term debt consisted of the following:

                                                      2001            2000
                                                   -----------     ----------

Convertible notes payable dated January - April,
   2000, interest at 12% per annum with accrued
   interest and principal due 2005, five years
   from issue date. The notes are convertible
   into restricted common shares of Golden
   Phoenix Minerals, Inc. at $0.20 per share.      $   485,000      $ 485,000

Note payable to NewMex Nevada, Inc. dated
   November 7, 2000, interest at 24% per annum,
   interest and principal due February 5, 2001,
   with option to extend due date.                     400,000        400,000

                                                      2001            2000
                                                   -----------     ----------

Capital lease payable to IKON Capital
   Resources, dated October 15, 1997 payable at
   $250.38 per month, including interest imputed
   at 15.2% per annum, maturity November, 2002,
   secured by certain computer equipment,
   personally guaranteed by a shareholder.               5,130         8,277

Capital  lease  payable  to Compaq  Financial
   Services, dated August 1, 2001, payable at
   $1,596.75 per month, including taxes and fees
   and interest imputed at 17.18% per annum,
   maturity August 1, 2005, secured partially by
   certain computer equipment                           49,937             -

Capital lease payable to CIT Financial Services,
   dated August 21, 2001, payable at $1,409.19
   per month, including interest imputed at
   20.481% per annum, maturity August 5, 2005,
   secured partially by certain computer
   equipment                                            44,660             -

Capital lease payable to Heller Financial
   Leasing, dated July 5, 2001, payable at
   $1,195.41 per month, including interest
   imputed at 18.9% per annum, maturity July 5,
   2006, secured by certain computer equipment          18,501             -

Note payable to GMAC,  dated  November  17,
   2000, payable at $672.58 per month including
   interest at 3.9% per annum through December,
   2004, secured by a 2001 GMC Sierra truck.            23,491        29,798

                                                      2001            2000
                                                   -----------    -----------

Note payable to GMAC,  dated  November  17,
   2000, payable at $672.58 per month including
   interest at 3.9% per annum through December,
   2004, secured by a 2001 GMC Sierra truck.            23,491        29,799

Note payable to GMAC,  dated  November  17,
   2000, payable at $599.51 per month including
   interest at 3.9% per annum through December,
   2004, secured by a 2001 GMC Sierra truck.            20,939        26,561

Note  payable  to Craig & Diana  Drossel,
   dated August 28, 2001, payable at $8,133.26
   per month, including interest at 15% per
   annum through August 31, 2002.                       90,000             -

Note payable to GMAC,  dated  November  17,
   2000, payable at $598.08 per month including
   interest at 3.9% per annum through December,
   2004, secured by a 2000 GMC Sierra truck.            20,889        26,498
                                                    -----------   -----------
                                                     1,182,038     1,005,933
Less: Current portion of long term debt               (541,424)     (431,114)
                                                   -----------    -----------

                                                   $   640,614    $  574,820
                                                   ===========    ===========

      Maturities on long term debt are as follows:

               YEAR ENDED DECEMBER 31,
               ---------------------------
               2002                           $    541,424
               2003                                 53,507
               2004                                 59,927
               2005                                519,140
               2006 and thereafter                   8,040
                                              ------------

                                              $  1,182,038
                                              ============

NOTE 14 - COMMITMENTS

LEASES

      The Company leases its facilities under a non-cancelable operating lease expiring July 31, 2002. The following is a schedule, by years, of the future minimum lease payments under operating leases, together with the net minimum lease payments as of December 31, 2001.

               Year ended December 31, 2002        $ 16,720
                                                   ========

      Rental expense for all operating leases was $26,274 and $45,742 for the years ended December 31, 2001 and 2000, respectively.

      The Company sub-leased a portion of its office space to Whitney & Whitney, Inc., a related party under a non-cancelable operating lease which expired July 31, 2000. Sub-lease income was $17,577 for the year ended December 31, 2000.

CAPITAL LEASES

      The Company has computer equipment with a net book value of $30,977 (accumulated depreciation of $6,881) under capital leases at December 31, 2001. Deposits made on the new capital leases in 2001, were $5,611.

      The Company also has a copier with a net book value of $5,430 (accumulated depreciation of $11,602) under capital leases at December 31, 2001.

      Minimum future lease payments under the capital leases as of December 31, 2001, is as follows:

         Year ended December 31,
         ----------------------------------------
         2002                                         $   54,241
         2003                                             50,218
         2004                                             49,413
         2005                                             42,055
         2006 and thereafter                              10,759
                                                      -----------
                                                         206,686
         Less: amount representing interest              (88,457)
                                                      -----------

         Present value of minimum lease payments      $  118,229
                                                      ===========

MINING LEASE - BOREALIS PROJECT

      The Company leases mining property in Mineral County, Nevada, known as the Borealis Property. The lease is cancelable within 90 days. Future lease payments as of December 31, 2001 are as follows:

                          2002       $  96,000
                                     =========

      For years after 2002, the lease continues at $8,000 per month with adjustments based upon the consumer price index, with no expiration of the lease.

MINING LEASE - F.W. LEWIS CONTACT PROPERTY

      The Company leases mining property in Elko County, Nevada, known as the Contact Property, as part of a joint venture agreement. The lease is cancelable within 30 days. Future lease payments as of December 31, 2001 are as follows:

                          2002       $  30,000
                                     =========

MINING LEASE - INTERNATIONAL ENEXCO LIMITED - CONTACT

      The Company also leases mining property in Elko County, Nevada, known as the Contact Property as part of a joint venture agreement with International Enexco. The lease is cancelable within thirty days. Future lease payments as of December 31, 2001 were as follows:

         YEARS ENDED DECEMBER 31,
         ----------------------------------------
         2002                                         $  48,000
         2003                                            48,000
         2004                                            48,000

ROYALTY AGREEMENT - MARY MINING COMPANY, INC.

      As part of the purchase of the Mineral Ridge Mine, the Company assumed a net smelter returns royalty agreement with Mary Mining Company, Inc. The agreement calls for a production royalty of the net smelter returns. The royalty percentage rate is based on the price of gold per troy ounce.

                                                       ROYALTY
                                                     PERCENTAGE
            PRICE OF GOLD PER TROY OUNCE                RATE
            --------------------------------------   ----------
            Less than or equal to $300 U.S.            2.5%
            Greater than $300, but less than or          3%
              equal to $325
            Greater than $325, but less than or        3.5%
              equal to $350
            Greater than $350, but less than or          4%
              equal to $375
            Greater than $375, but less than or        4.5%
              equal to $400
            Greater than $400, but less than or          5%
              equal to $500
            Greater than $500, but less than or        5.5%
              equal to $600
            Greater than $600, but less than or          6%
              equal to $800
            Greater than $800, but less than or          7%
              equal to $1,000
            Greater than $1,000                          8%

      The Company is required to pay a minimum advance royalty of $60,000 per year due July of each year, which shall be credited cumulatively against the production royalty payments.

      The Company paid $43,562 for its pro-rata share for 2000/2001. The minimum advance royalty for 2001/2002 is currently outstanding.

ELECTRIC SERVICE AGREEMENT - MINERAL RIDGE MINE

      On November 7, 2000, the Company assumed the electric services and utilities agreement between Mineral Ridge Resources, Inc. and Sierra Pacific Power Company in conjunction with the purchase of the Mineral Ridge Mine. The original agreement was dated July 11, 1997. The agreement calls for monthly payments of $24,358 through July, 2002. The Company has deposited $400,000 with Sierra Pacific Power Company to guarantee payment of the contract. The total amount due was paid during 2001, through application of the deposited amount.

ENVIRONMENTAL OBLIGATIONS

      As part of the purchase of the Mineral Ridge Mine, the Company is responsible for future reclamation costs. The Company has prepared a reclamation plan for $1.8 million dollars which was approved by the Nevada Department of Environmental Protection and the Bureau of Land Management in March of 2001. The estimated future reclamation and remediation cost are accrued and will be charged over the expected operating life of the mine using the unit-of-production method.

NOTE 15 - STOCKHOLDER'S EQUITY

COMMON STOCK

      As of December 31, 2001, the Company has reserved a total of 5,005,839 shares of common stock pursuant to outstanding stock options. No options were exercised during 2000 or 2001.

PREFERRED STOCK

      The authorized number of preferred shares is 50,000,000 of which 426,300 of section 144 restricted shares were issued and outstanding as of December 31, 2001. Preferred stock is convertible to ten restricted common shares for every one preferred share at a conversion rate of .10 shares per common share for a period of ten years from June 12, 1997. At December 31, 2001 the Company was offering to buy back the preferred shares from the shareholders. During 2000, 58,300 shares were converted to 583,000 shares of common stock. During 2001, 15,400 shares were converted to 154,000 shares of common stock.

REDEEMABLE COMMON STOCK WARRANTS

      Warrants  for  the  purchase  of  common   shares  that  were  issued  and
outstanding as of December 31, 2001 are summarized below:

                NUMBER OF                            YEAR OF
                WARRANTS        EXERCISE PRICE      EXPIRATION
              ------------     ----------------    ------------
                2,100,000            0.10              2002
                6,000,000            0.13              2002
                  750,000            0.10              2003
                  175,000            0.15              2003
                  117,647            0.85              2004
                  967,100            0.10              2004
              ------------
               14,359,747
              ============

NOTE 16 - RELATED PARTY TRANSACTIONS

      During 1998, various employees and shareholders exercised 1,095,642 of options for $118,405. Notes payable to stockholders at December 31, 2001 and 2000, consisted of unsecured short-term notes at 8% interest in the amount of $422,100.

      The Company sub-leased part of its office space to Whitney & Whitney, Inc. The sublease expired in July, 2000. The Company has a consulting agreement with Whitney & Whitney which has a term of three years beginning March 1, 1999 and may be extended for an additional three years. The agreement calls for payments by Golden Phoenix Minerals, Inc. of a minimum of $2,500 per month in restricted Golden Phoenix common shares. The agreement may be terminated by either party upon 90 days written notice. Total services from Whitney & Whitney were $149,628 for 2001 and $148,168 for 2000.

      The President of Whitney & Whitney, Inc., Dr. Whitney, is a shareholder of Golden Phoenix Minerals, Inc. At December 31, 2001, he owned approximately 11% of outstanding stock. Dr. Whitney has an agreement to acquire up to 10,000,000 common shares of the Company. He has agreed to purchase up to 5,000,000 restricted common shares at $0.10, each share accompanied by a 3 year warrant to purchase one additional share at $0.10. Dr. Whitney has the right to transfer these options to others.

      On November 7, 2000, the Company borrowed $400,000 from Newmex Nevada, Inc., a shareholder in the Company. See Note 12.

NOTE 17 - INCOME TAXES

      The income tax provision consists of the following at December 31:

                                                       2001        2000
                                                     ---------   ---------

           Current Federal Tax Expense                $     -     $     -

           Deferred Federal Tax Benefit
             (Expense)                                      -           -
                                                     ---------   ---------

           Total Provision for Income Taxes           $     -     $     -
                                                     =========   =========

      Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The major temporary differences that give rise to the deferred tax liabilities and assets are depreciation, net operating loss carryforwards and accrued salaries.

      The total deferred tax liabilities and assets are as follows:

                                                       2001           2000
                                                   ------------   ------------

           Deferred tax liabilities                 $  (3,004)     $  (2,261)
           Deferred tax assets                        985,053        734,895
           Total valuation allowance recognized
             for deferred tax assets and
             liabilities                             (982,049)      (732,634)
                                                   ------------   ------------
           Net Deferred Tax (Liability) Asset       $       -      $       -
                                                   ============   ============

      Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or noncurrent, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or noncurrent depending on the periods in which the timing differences are expected to reverse.

      The Company has available at December 31, 2001, unused operating loss carryforwards, which may be applied against future taxable income, that expire as follows:

                              AMOUNT OF UNUSED      EXPIRATION DURING
                               OPERATING LOSS           YEAR ENDED
                                CARRYFORWARDS           DECEMBER 31
                              ----------------      -----------------

                              $     1,662,762             2016
                                    1,139,999             2015
                                      658,624             2014
                                    1,648,493             2013
                                    1,452,185             2012
                              ----------------      -----------------

                              $     6,560,626
                              ================

The principal reasons for the difference between the effective income tax rate and the federal statutory rate are as follows:

                                                        2001         2000
                                                    -----------    ----------
                    Federal benefit expected
                      at statutory rate             $ (249,414)    $(171,303)
                    Operating losses with no
                      current benefit                  249,414       171,000
                    Accrued salaries                       315           938
                    Depreciation                             -          (302)
                    Non-deductible expenses               (315)         (333)
                                                    -----------    ----------

                                                    $        -     $       -
                                                    ===========    ==========

NOTE 18 - FAIR VALUE OF FINANCIAL INSTRUMENTS

      Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments" (SFAS No. 107), requires disclosure of the fair value of financial instruments. The estimated fair value amounts have been determined by the Company using available market value information and appropriate methodologies. However, considerable judgement is required to interpret market data to develop the estimates of fair value. Accordingly, the estimates may not be indicative of the amount the Company could realize in a current market exchange. Estimated fair values of the Company's financial instruments as of December 31, 2001 and December 31, 2000 are the same as their carrying amount.

      The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate such values:

      For cash and cash equivalents, accounts receivable, notes payable and capital leases, the carrying amount reported in the consolidated balance sheets is considered to be a reasonable estimate of fair value based on interest rates of similar financial instruments in the marketplace.

NOTE 19 - STOCK OPTIONS

      The Company applies APB Opinion 25 in accounting for its stock options. Compensation cost charged to operations was $0 in 2001 and 2000. Had compensation cost been determined on the basis of fair value pursuant to FASB Statement No. 123, net income (loss) and earnings per share would have been impacted as follows:

                                                       2001           2000
                                                   ------------   ------------
             Net Income (Loss)

               As reported                         $(1,662,762)   $(1,112,023)
                                                   ============   ============

               Pro forma                           $(1,662,762)   $(1,362,923)
                                                   ============   ============

             Basic and Diluted Earnings Per Share

               As reported                           $   (.04)  $   (.04)
                                                   ============   ============

               Pro forma                             $   (.04)  $   (.05)
                                                   ============   ============

      The pro forma amounts were estimated using the Black-Scholes option pricing model with the following assumptions for 2001:

                                                             2001
                                                         ------------

                 Dividend Yield                                   0%
                 Risk-Free Interest Rate                       6.50%
                 Expected Life                           1-2.5 years
                 Expected Volatility                          47.96%


      Expected lives are equal to the remaining option terms for both years, dividend yields are 0% since the Company does not intend to pay dividends on its common stock in the near term.

      Compensation expense that would have been charged to operations had the provisions of FASB 123 been applied were $0 in 2001 and $250,900 in 2000.

      Following is a summary of the status of options outstanding during the years ended December 31, 2001 and 2000:

                                YEAR ENDED 12-31-01    YEAR ENDED 12-31-00
                                -------------------    -------------------
                                           WEIGHTED               WEIGHTED
                                           AVERAGE                AVERAGE
                                 # OF      EXERCISE       # OF    EXERCISE
                                SHARES     PRICE         SHARES   PRICE
                            -----------   ---------- -----------  ----------
     Outstanding at
      January 1               5,840,671        .25     4,096,066     $ 1.49
     Granted                          -          -     4,732,764        .21
     Canceled                         -          -     (337,000)        .63
     Expired                (1,444,907)        .46   (2,651,159)       2.06
     Exercised                        -          -             -          -
                            -----------   ---------- -----------  ----------
     Outstanding at
      December 31             4,395,764        .17     5,840,671        .25
     Options exercisable
      at December 31          4,395,764        .17     5,840,671        .25

     Weighted average
      fair value of
      options granted
      during 2001 and
      2000                            -          -             -        .05

      The  following  table  summarizes   information  regarding  stock  options
outstanding at December 31, 2001:

             EXERCISE OPTIONS                         OUTSTANDING OPTIONS
------------------------------------------ -------------------------------------
                              WEIGHTED
                              AVERAGE       WEIGHTED                 WEIGHTED
                             REMAINING       AVERAGE                  AVERAGE
   EXERCISE                 CONTRACTUAL     EXERCISE                 EXERCISE
 PRICE RANGE    NUMBER          LIFE          PRICE      NUMBER        PRICE
-------------  ---------    -----------    ----------  ----------   -----------
$0.15          2,465,715             *       $0.15     2,465,715      $0.15
 0.22          1,930,049    2.50 years        0.22     1,930,049       0.22
               ---------    -----------    ----------  ----------   -----------

               4,395,764                               4,395,764
               =========    ===========    ==========  ==========   ===========

      * The term of these options is from the date of grant until six months after all loans, advances or other debts due to the employees granted these options have been paid in full.

NOTE 20 - CHANGES IN CLASSIFICATION AND COMPARABILITY

      Certain reclassifications of amounts shown in previously issued financial statements have been made to enhance comparability with current financial statements. None of the reclassifications made resulted in a material change to any financial statement amounts.

NOTE 21 - SUBSEQUENT EVENTS

      In April 2002, the Company obtained a new letter of credit with Sunwest Bank for $1.8 million which is fully collateralized by cash. This letter of credit is security against the new bond obtained from the Department of the Interior's Bureau of Land Management. The bond relates to the reclamation and remediation costs. See Note 14.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                         UNAUDITED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002

                          GOLDEN PHOENIX MINERALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            CONDENSED BALANCE SHEETS
                   SEPTEMBER 30, 2002 AND DECEMBER 31, 2001
                                   (UNAUDITED)


                                     ASSETS

                                                     September 30,  December 31,
                                                         2002          2001
                                                     -------------  ------------
Current Assets
  Cash                                                  $15,935           $343
  Prepaid expenses                                       87,577         35,876
  Employee advances                                      40,743         28,050
  Accrued interest receivable                            12,544            941
  Other receivables                                      67,975         56,015
   Total Current Assets                                 224,774        121,225
                                                     -------------  ------------
Marketable equity securities                                  -        3,138
Options                                                  25,000       25,000
Mining properties and claims                          1,871,337    1,860,591
Property and equipment, net of accumulated
  depreciation  of $311,939 at September  30,
  2002,  and $214,561 at December 31, 2001              654,207      738,771
Organization costs, net of accumulated
  amortization  of $1,155 at September 30, 2002,
  and $866 at  December 31, 2001                              -          115
Deposits                                                337,745       26,251
Restricted cash for reclamation                       1,821,817    1,800,000
Deferred development costs                              478,620      462,709
Deferred tax assets, net of valuation allowance               -            -
                                                     -----------  -----------
   Total Assets                                      $5,413,500    $5,037,800
                                                     ===========  ===========

            The Accompanying Notes to Condensed Financial Statements
                    are an integral part of these statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            CONDENSED BALANCE SHEETS
                   SEPTEMBER 30, 2002 AND DECEMBER 31, 2001
                                   (UNAUDITED)



                        LIABILITIES AND STOCKHOLDERS' EQUITY
                                                    September 30,   December 31,
                                                         2002           2001
                                                    -------------   ------------
Current Liabilities
  Accounts payable                                    $ 316,235       $ 411,125
  Accrued liabilities                                   190,666         207,341
  Accrued royalties                                      15,000          30,000
  Current portion of long term debt                     109,436         541,424
  Accrued interest on notes payable                      16,637         127,126
  Amounts due to stockholders                           396,520         427,600
  Accrued interest stockholder loans                     70,555          56,715
                                                    -------------   ------------
   Total Current Liabilities                          1,115,049       1,801,331

Long-term Liabilities
  Capital lease obligations                              97,408          94,343
  Long term debt                                         45,283          61,271
  Convertible notes payable                             465,000         485,000
  Accrued interest convertible notes payable            152,881         112,366
  Reclamation liabilities                             1,819,874       1,819,874
                                                    -------------   ------------
   Total Liabilities                                  3,695,495       4,374,185
                                                    -------------   ------------
Stockholders' Equity
  Preferred stock, no par value,  50,000,000
   shares authorized and 397,500 and
   432,200 shares issued and outstanding at
   September 30, 2002, and December 31, 2001              1,503           1,708
  Common stock, no par value, 150,000,000
   shares  authorized,  68,381,265  and
   44,435,086  issued and  outstanding  at
   September 30, 2002 and December 31, 2001,
   respectively (including 20,764,953
   of 144 restricted shares for
   organizational services)                          10,272,899       7,281,637
  Additional Paid-in Capital                            175,000         123,700
  Deficit accumulated during the development
   stage                                            (8,731,397)     (6,698,930)
                                                    -------------   ------------
                                                      1,718,005         708,115
      Less: Stock Subscription Receivable                     -        (44,500)
                                                    -------------   ------------
      Total Stockholders' Equity                      1,718,005         663,615
                                                    -------------   ------------
   Total Liabilities and Stockholders' Equity        $5,413,500      $5,037,800
                                                    =============   ============

            The Accompanying Notes to Condensed Financial Statements
                    are an integral part of these statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF OPERATIONS
                          DURING THE DEVELOPMENT STAGE
   FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 2002, AND 2001
              AND INCEPTION (JUNE 2, 1997) TO SEPTEMBER 30, 2002
                                   (UNAUDITED)

                                   Cumulative  Three Months  Three Months   Nine Months  Nine Months
                                     During       Ended         Ended          Ended        Ended
                                   Development  September     September      September    September
                                     Stage      30, 2002      30, 2001       30, 2002     30, 2001
Revenues
  Metal sales                       $ 397,540     $ 9,679      $ 87,245      $ 52,599     $ 231,922
  Other product sales                  33,242           -           125             -        32,800
  Joint venture                        34,400           -             -             -             -
  Options                               2,000           -             -             -             -
  Property and claims                  60,811           -             -             -             -
                                 ------------  ----------  ------------  ------------  ------------
                                      527,993       9,679        87,370        52,599       264,722
Cost of Metal Sales                   578,965     140,287        76,541       265,314       240,677
                                 ------------  ----------  ------------  ------------  ------------
Gross Profit                         (50,972)   (130,608)        10,829     (212,715)        24,045
                                 ------------  ----------  ------------  ------------  ------------
Expenses
  Exploration                       3,472,909     167,336       226,620       803,441       622,726
  General and administrative        4,638,588     223,617       156,881       760,001       499,082
                                    8,111,496     390,953       383,501     1,563,442     1,121,808
                                 ------------  ----------  ------------  ------------  ------------
Loss from Operations              (8,162,468)   (521,561)     (372,672)   (1,776,157)   (1,097,763)
                                 ------------  ----------  ------------  ------------  ------------
Other Income (Expense)
  Interest income                      46,705      14,717             -        25,562        13,919
  Interest expense                  (700,060)    (53,654)      (64,469)     (279,983)     (165,025)
  Gain on sale of stock in
  affiliate                            10,539           -             -           523             -
  Gain (loss) on sale of
  fixed assets                          2,551           -             -             -             -
  Other income                         16,132       1,100             -         2,327            95
  Other expense                       (7,260)          14             -       (3,259)             -
  Rent Income                          40,176           -             -             -             -
Loss Before Provision for
                                 ------------  ----------  ------------  ------------   -----------
Income Taxes                     (8,753,685))   (559,384)     (437,141)   (2,030,987)   (1,248,754)

Income Tax
  Current                                   -           -             -             -             -
  Deferred                                  -           -             -             -             -
Net Loss Before Extraordinary
                                 ------------  ----------  ------------  ------------   -----------
Item                              (8,753,685)   (559,384)     (437,141)   (2,030,987)   (1,248,754)
Extraordinary Item- Gain on
Extinguishment of Debt (Net
of Income Tax of $0)                   22,331           -             -             -         -
                                 ------------  ----------  ------------  ------------  ------------
Net Loss                         $(8,731,354)  $(559,384)    $(437,141)   $(2,030,987  $(1,248,754)
                                 ============ ===========  ============   ===========  ============
Basic and Diluted Net Loss
per Common
Share Before Extraordinary
Gain                                  $(0.29)     $(0.01)       $(0.01)       $(0.04)       $(0.03)
Extraordinary Gain on
Extinguishment of Debt                  0.001        0.00         0.000         0.000         0.000
Basic and Diluted Net Loss
per Common Share                       (0.29)      (0.01)        (0.01)        (0.04)        (0.03)

  Diluted Shares                   29,809,664  66,790,587    40,894,658    57,206,469    40,894,658
                                 ============ ===========  ============   ===========  ============

            The Accompanying Notes to Condensed Financial Statements
                    are an integral part of these statements.

                          GOLDEN PHOENIX MINERALS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONDENSED STATEMENTS OF CASH FLOWS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND 2001
              AND INCEPTION (JUNE 2, 1997) TO SEPTEMBER 30, 2002
                                   (UNAUDITED)

                                                   Cumulative     Nine Months  Nine Months
                                                     During          Ended        Ended
                                                   Development     September    September
                                                      Stage        30, 2002      30, 2001
                                                  ------------- ------------- -------------
Cash Flows From Operating Activities
  Net Loss                                         $(8,731,354)  $(2,030,987) $(1,248,754)
  Adjustments  to  reconcile  net loss to net
  cash used in operating activities
   Depreciation and amortization                        325,866        97,377      107,975
   Gain (Loss) on sale of fixed assets                  (2,551)             -            -
   Gain (Loss) on sale of investments                     (523)         (523)            -
   Common stock issued for goods and services         2,470,172       739,190      265,914
   Preferred   stock  issued  for  goods  and
   services                                               2,000             -            -
   (Increase) in accounts receivable                   (85,753)      (10,060)        (579)
   (Increase) in other receivables                            -             -     (16,668)
   Decrease in stock subscriptions receivable                 -             -      200,000
   (Increase) in employee advances                     (16,964)      (14,594)            -
   (Increase) in accrued interest receivable           (12,544)      (11,603)            -
   (Increase) Decrease in refundable deposits         (339,689)     (333,312)      399,233
   (Increase) Decrease in prepaid expenses             (87,578)      (51,701)      (9,584)
   (Increase) in deferred finance charges                     -             -     (63,755)
   Increase (Decrease) in accounts payable              303,905      (94,889)       50,474
   Gain on extinguishments of debt                       22,331             -            -
   Increase (Decrease) in accrued liabilities           311,032      (16,675)      195,156
   Increase  (Decrease)  in accrued  interest
   payable                                                2,761      (55,440)            -
   Increase (Decrease) in accrued royalties              15,000      (15,000)            -
   (Increase) in incorporation costs                    (1,155)             -            -
   Fixed  assets   exchanged  for  goods  and
   services                                              55,982             -            -
   (Increase) in options                               (25,000)             -            -
   Deferred income tax expense                                -             -            -
   (Increase) in deferred exploration costs           (478,622)      (15,912)     (72,751)
                                                  ------------- ------------- -------------
   Net Cash (Used) in Operating Activities          (6,272,684)   (1,814,129)    (193,339)
                                                  ------------- ------------- -------------
Cash Flows From Investing Activities
  Purchase of property and equipment                  (677,979)      (12,814)     (65,201)
  Proceeds from fixed asset sales                        34,965             -            -
  Proceeds from sale of investments                       2,223         2,223            -
  Purchase of mining properties and claims            (223,033)      (10,742)            -
  Purchase of joint venture                           (550,000)             -            -
                                                  ------------- ------------- -------------
   Net Cash (Used) by Investing Activities          (1,413,824)      (21,333)     (65,201)
                                                  ------------- ------------- -------------
Cash Flows From Financing Activities
  Proceeds from convertible notes payable               485,000             -            -
  Proceeds from capital lease obligations                     -             -      210,000
  Principal   payments   on   capital   lease
  obligations                                          (40,770)      (24,784)      (9,405)
  Proceeds from notes payable - stockholders            728,900             -            -
  Payments on notes payable - stockholders             (47,380)      (31,080)            -
  Proceeds from notes payable                           782,609        49,854      107,500
  Payments on long-term debt                          (991,726)     (489,980)    (419,429)
  Additional paid-in capital                            174,900        51,200       15,400
  Net proceeds from sale of common stock              6,610,909     2,295,844      345,000
                                                  ------------- ------------- -------------
   Net Cash Provided by Financing Activities          7,702,443     1,851,054      249,066
                                                  ------------- ------------- -------------
Net Increase (Decrease) in Cash                          15,935        15,592      (9,474)
Cash at Beginning of Period                                   -           343       38,636
Cash at End of Period                                 $  15,935     $  15,935    $  29,162
                                                  ============= ============= =============
Supplemental    Disclosure   of   Cash   Flow
Information
Cash paid for interest                                  496,761       204,149       29,017
                                                  ============= ============= =============
Cash paid for income taxes                                    -             -            -
                                                  ============= ============= =============

            The Accompanying Notes to Condensed Financial Statements
                    are an integral part of these statements.

    GOLDEN PHOENIX MINERALS, INC.NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS
                          SEPTEMBER 30, 2002(UNAUDITED)

NOTE 1.  INTERIM FINANCIAL STATEMENT POLICIES AND DISCLOSURES

      The interim, unaudited, condensed financial statements of GOLDEN PHOENIX MINERALS, INC. (the "Company") included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally required in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

      In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ending September 30, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002. These financial statements should be read in conjunction with the financial statements and notes thereto for the period ended December 31, 2001. The accounting policies set forth in the audited financial statements are the same as the accounting policies utilized in the preparation of these financial statements except as modified for appropriate interim presentation.

      RECENT ACCOUNTING PRONOUNCEMENTS

      On July 21, 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141 (SFAS No. 141), "Business Combinations", and No. 142 (SFAS No. 142), "Goodwill and Other Intangible Assets." SFAS No. 141 addresses financial accounting and reporting for goodwill and other intangible assets acquired in a business combination at acquisition. SFAS No. 141 requires the purchase method of accounting to be used for all business combinations initiated after June 30, 2001 and establishes specific criteria for the recognition of intangible assets separately from goodwill; SFAS No. 142 addresses financial accounting and reporting for goodwill and other intangible assets subsequent to their acquisition. SFAS No. 142 provides that goodwill and intangible assets which have indefinite useful lives will not be amortized, but rather will be tested at least annually for impairment. It also provides that intangible assets that have finite useful lives will continue to be amortized over their useful lives, but those lives will no longer be limited to forty years. SFAS No. 141 is effective for all business combinations after June 30, 2001. The provisions of SFAS No. 142 are effective beginning January 1, 2002. The Company has implemented the provisions of SFAS No. 141 and No. 142 and has concluded that the adoption does not have a material impact on the Company's financial statements.

      RECLAMATION AND REMEDIATION COSTS. Estimated future reclamation and remediation costs are based principally on legal and regulatory requirements. Such costs related to active mines are accrued and charged over the expected operating lives of the mines using the unit-of-production method. Future reclamation and remediation costs for inactive mines are accrued based on management's best estimate at the end of each period of the undiscounted costs expected to be incurred at a site. Such cost estimates include, where applicable, ongoing care, maintenance and monitoring costs. Changes in estimates are reflected in earnings in the period an estimate is revised.

      In August 2001, the FASB issued SFAS No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS, which established a uniform methodology for accounting for estimated reclamation and abandonment costs. The statement will be adopted January 1, 2003, when the Company will record the estimated present value of reclamation liabilities and increase the carrying amount of the related asset. Subsequently, the reclamation costs will be allocated to expense over the life of the related assets and will be adjusted for changes resulting from the passage of time and revisions to either the timing or amount of the original present value estimate. The Company is in the process of quantifying the effect of adoption.

      In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption to have a material impact to its financial position or results of operations.

      In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and
Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

      In July 2002, the FASB issued SFAS No. 146 "Accounting for Exit or Disposal Activities." The provisions of this statement are effective for disposal activities initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption of FASB No. 146 to have a material impact on the Company's financial position or results of operations.

NOTE 2.  GOING CONCERN

      The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

      Through September 30, 2002, the Company has not been able to generate significant revenues from its operations to cover its costs and operating expenses. Although the Company has been able to issue its common stock or other financing for a significant portion of its expenses, it is not known whether the Company will be able to continue this practice, or if its revenue will increase significantly to be able to meet its cash operating expenses.

      This, in turn, raises substantial doubt about the Company's ability to continue as a going concern. Management believes that the Company will be able to raise additional funds through sales of its common stock or alternative sources of financing. However, no assurances can be given as to the success of these plans. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3.  SUBSEQUENT EVENT

      On November 12, 2002, the Company entered into a common stock purchase agreement with Fusion Capital Fund II, LLC. Under the common stock purchase agreement, Fusion Capital committed to purchase up to $12.0 million of our common stock over a forty-month period that commences when a registration statement to be filed with the U.S. Securities and Exchange Commission becomes effective. Once the registration statement is declared effective, Fusion Capital is to purchase $15,000 of our common stock on each trading day during the term of the agreement, subject to our right to increase, decrease or suspend purchases by Fusion Capital. The purchase price for each purchase of shares of common stock will be equal to a price based upon the future market price of the common stock without any fixed discount to the market price. However, Fusion Capital does not have the right and is not obligated to purchase our stock in the event that the purchase price is below $0.10. We intend to use the proceeds from the sale of our common stock to Fusion Capital, if any, for working capital and general corporate purposes. In connection with the common stock purchase agreement, we issued 1,587,302 restricted shares of our common stock to Fusion Capital as a commitment fee and 250,000 restricted shares of stock as reimbursement for certain expenses incurred by Fusion Capital. Additionally, Fusion Capital purchased 200,000 restricted shares of stock in November 2002.

                                     PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The statutes of the State of Minnesota provide for indemnification of any officer, director or affiliated person for acts or omissions if he acted in good faith and in what he believed to be the best interests of the corporation. The registrant understands that the Securities and Exchange Commission feels that this indemnification is against public policy as to liability arising out of the Securities Act of 1933.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fees                                    $   450
Accounting Fees                                      $10,000
Legal Fees                                           $20,000
Miscellaneous                                        $ 4,250
                                                  ----------
  TOTAL                                              $34,700
                                                  ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      The following are all sales of unregistered securities for the past three years.

                                           SHARES ISSUED    VALUE RECEIVED
                                          ---------------  ----------------
THIRD QUARTER 1999
------------------
Private placement for cash                     575,000          $ 57,500
Issued for goods and services                  116,990            12,770
                                          ---------------  ----------------
  Total third quarter 1999                     691,990            70,270
                                          ===============  ================

FOURTH QUARTER 1999
-------------------
Private placement for cash                   2,073,400          $200,528
Issued for goods and services                  802,167            75,416
                                          ---------------  ----------------
  Total fourth quarter 1999                  2,875,567          $275,944
                                          ===============  ================

FIRST QUARTER 2000
------------------
Private placement for cash                     650,000          $ 24,500
Issued for goods and services                  479,984            95,423
                                          ---------------  ----------------
  Total first quarter 2000                   1,129,984          $119,923
                                          ===============  ================

SECOND QUARTER 2000
-------------------
Private placement for cash                     700,000          $ 20,500
Issued for goods and services                  169,717            29,735
                                          ---------------  ----------------
  Total second quarter 2000                    869,717          $ 50,235
                                          ===============  ================

THIRD QUARTER 2000
------------------
Private placement for cash                   1,000,000         $ 100,000
Issued for goods and services                  219,146            27,648
                                          ---------------  ----------------
  Total third quarter 2000                   1,219,146         $ 127,648
                                          ===============  ================

FOURTH QUARTER 2000
-------------------
Private placement for cash                   3,450,000           715,000
Issued for goods and services                  488,003            56,944
Issued for acquisition of property           3,000,000           660,000
                                          ---------------  ----------------
  Total fourth quarter 2000                  6,938,003       $ 1,431,944
                                          ===============  ================

FIRST QUARTER 2001
------------------
Private placement for cash                           -           $     -
Issued for goods and services                  607,726            63,074
                                          ---------------  ----------------
  Total first quarter 2001                     607,726          $ 63,074
                                          ===============  ================

SECOND QUARTER 2001
-------------------
Private placement for cash                   1,300,000         $ 130,000
Issued for goods and services                  483,037            57,608
Issued for acquisition of property             158,550            15,855
                                          ---------------  ----------------
  Total second quarter 2001                  1,941,587         $ 203,463
                                          ===============  ================

THIRD QUARTER 2001
------------------
Private placement for cash                   1,600,000         $ 160,000
Issued for goods and services                  430,905            47,645
Issued for acquisition of property             158,550            15,855
                                          ---------------  ----------------
  Total third quarter 2001                   2,189,455          $ 23,500
                                          ===============  ================

FOURTH QUARTER 2001
-------------------
Private placement for cash                     867,647          $ 85,000
Issued for goods and services                  362,555            37,881
                                          ---------------  ----------------
  Total fourth quarter 2001                  1,230,202         $ 122,881
                                          ===============  ================

FIRST QUARTER 2002
------------------
Private placement for cash                   4,650,000         $ 470,000
Issued for goods and services                  400,510            48,645
Issued for acquisition of property           1,257,862           200,000
                                          ---------------  ----------------
  Total first quarter 2002                   6,308,372         $ 718,465
                                          ===============  ================

SECOND QUARTER 2002
-------------------
Private placement for cash                   9,571,669        $1,256,987
Issued for goods and services                  800,000           100,000
Issued for acquisition of property             201,333            30,200
                                          ---------------  ----------------
  Total second quarter 2002                 10,573,002        $1,387,187
                                          ===============  ================

THIRD QUARTER 2002
------------------
Private placement for cash                     500,000          $ 50,000
Issued for goods and services                        -                 -
                                          ---------------  ----------------
  Total third quarter 2002                     500,000          $ 50,000
                                          ===============  ================

      The registrant believes that all transactions were transactions not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, since (a) each of the transactions involved the offering of such securities to a substantially limited number of persons; (b) each person took the securities as an investment for his own account and not with a view to distribution; (c) each person had access to information equivalent to that which would be included in a registration statement on the applicable form under the Act; (d) each person had knowledge and experience in business and financial matters to understand the merits and risk of the investment; therefore no registration statement need be in effect prior to such issuances.


ITEM 27.  EXHIBITS

EXHIBIT
NO.        DESCRIPTION                         LOCATION
-------    ----------------------------------  ---------------------------------

3.1        Articles of Incorporation of        Incorporated by reference to
           Golden Phoenix Minerals, Inc.       Exhibit 2.1 to the Company's
                                               Registration Statement on Form
                                               10SB12G as filed with the SEC on
                                               July 30, 1997

3.2        Bylaws of Golden Phoenix Minerals,  Incorporated by reference to
           Inc. Exhibit 2.1 to the Company's Registration Statement on Form 10SB12G as filed with the SEC on July 30, 1997

5.1        Opinion re: legality                Provided herewith

10.1       Agreement, dated July 22, 1997, by  Incorporated by reference to
           and between J.D. Welsh &            Exhibit 10.2 to the Company's
           Associates, Inc. and Golden         Registration Statement on Form
           Phoenix Minerals, Inc.              10SB12G/A as filed with the SEC
                                               on October 22, 1997
10.2       Kennecott Agreement - Option to     Incorporated by reference to
           Purchase with Exploration Rights,   Exhibit 10.3 to the Company's
           dated September 19,1997, by and     Registration Statement on Form
           between Kennecott Exploration       10SB12G/A as filed with the SEC
           Company and Golden Phoenix          on October 22, 1997
           Minerals, Inc.

10.3       Option Agreement, dated September   Incorporated by reference to
           1997, by and between S.F. Lewis     Exhibit 10.1 to the Company's
           Trust and Golden Phoenix Minerals,  Quarterly Report on Form 10-Q for
           Inc.                                the period ended September 30,
                                               1997 as filed with the SEC on
                                               November 10, 1997

10.4       Amended Supplemental Agreement,     Incorporated by reference to
           dated November 15, 1997, by and     Exhibit 10.2A to the Company's
           between J. D. Welsh & Associates,   Registration Statement on Form
           Inc. and Golden Phoenix Minerals,   10SB12G/A, as filed with the SEC
           Inc.                                on December 29, 1997

10.5       Mineral Lease Agreement and Option  Incorporated by reference to
           to Purchase, by and between Erik    Exhibit 10.4 to the Company's
           Hansen and Golden Phoenix           Registration Statement on Form
           Minerals, Inc.                      10SB12G/A, as filed with the SEC
                                               on December 29, 1997

10.6       Mineral Lease Agreement and Option  Incorporated by reference to
           to Purchase, dated December 1,      Exhibit 10.5 to the Company's
           1997, by and between Mack Rife and  Registration Statement on Form
           Golden Phoenix Minerals, Inc.       10SB12G/A, as filed with the SEC
                                               on December 29, 1997

10.7       Financial Consulting Agreement,     Incorporated by reference to
           dated March, 1998, by and between   Exhibit 4.1 to the Company's
           Market Survey's International,      Registration Statement on Form
           Inc. and Golden Phoenix Minerals,   S-8, as filed with the SEC on
           Inc.                                April 27, 1998

10.8       Financial Consulting Agreement, by  Incorporated by reference to
           and between Steven Heard and        Exhibit 4.1 to the Company's
           Golden Phoenix Minerals, Inc.       Registration Statement on Form
                                               S-8 as filed with the SEC on
                                               September 1, 1998

EXHIBIT
NO.        DESCRIPTION                         LOCATION
-------    ----------------------------------  ---------------------------------

10.9       Financial Consulting Agreement, by  Incorporated by reference to
           and between Jason Bahnman and       Exhibit 4.2 to the Company's
           Golden Phoenix Minerals, Inc.       Registration Statement on Form
                                               S-8 as filed with the SEC on
                                               September 1, 1998

10.10      Form of General Executive           Incorporated by reference to
           Compensation Contract               Exhibit 14.1 to the Company's
                                               Annual  Report  on Form  10-KSB
                                               for the year ended December 31,
                                               1998,  as filed with the SEC on
                                               October 27, 1999

10.11      Mineral Ridge Mine Sale Agreement,  Incorporated by reference to
           dated October 9, 2000, by and       Exhibit 2.1 to the Company's
           between Thomas L. Minsic (Trustee   Current Report on Form 8-K for
           for the Chapter 11 bankruptcy       the period ended November 7,
           estate of Mineral Ridge Resources, 2000, as filed with the SEC on Inc.) and Golden Phoenix Minerals, November 22, 2000
           Inc.

21         Subsidiaries of Golden Phoenix      Incorporated by reference to
           Minerals, Inc.                      Exhibit 21 to the Company's
                                               Annual Report on Form  10-KSB
                                               for the year ended  December  31,
                                               1998, as   filed   with  the
                                               SEC  on October 27, 1999

23.1       Consent of Independent Certified    Provided herewith
           Public Accountants

23.2       Consent of Kirkpatrick & Lockhart   Provided herewith
           LLP


ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represents a fundamental change in the information set forth in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

4. To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
      (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (iv) that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (v) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Reno, Nevada, on December 4, 2002.

                                           GOLDEN PHOENIX MINERALS, INC.

                                           By:   /s/ Michael R. Fitzsimonds
                                                 ------------------------------
                                                 Michael R. Fitzsimonds
                                                 President

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. Fitzsimonds, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                       TITLE                               DATE


/s/ Michael R. Fitzsimonds
--------------------------
Michael R. Fitzsimonds       Director, President and Chief      December 4, 2002
                             Financial Officer


/s/ Steven D. Craig
--------------------------
Steven D. Craig              Director, Vice President and       December 4, 2002
                             Secretary


/s/ Allan J. Marter
--------------------------
Allan J. Marter              Director                           December 4, 2002



/s/ David A. Caldwell
--------------------------
David A. Caldwell            Director                           December 4, 2002



/s/ Ronald L. Parratt
--------------------------
Ronald L. Parratt            Director                           December 4, 2002

                                   EXHIBIT 5.1
                                   -----------

December 4, 2002

Golden Phoenix Minerals, Inc.
3595 Airway Drive, Suite 405
Reno, Nevada  89511

RE:      GOLDEN PHOENIX MINERALS, INC. (THE "CORPORATION")
         REGISTRATION STATEMENT ON FORM SB-2 (THE "REGISTRATION STATEMENT")

Gentlemen:

We have acted as counsel to the Corporation in connection with the preparation of the Registration Statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "1933 ACT"), relating to the proposed public offering of up to 23,624,604 shares of the Corporation's Common Stock, no par value per share (the "COMMON STOCK").

We are furnishing this opinion to you in accordance with Item 601(b)(5) of Regulation S-B promulgated under the 1933 Act for filing as Exhibit 5.1 to the Registration Statement.

We are familiar with the Registration Statement, and we have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

The opinions herein are limited to the Federal laws of the United States of America and the corporate law of the State of Minnesota. We do not express any opinion concerning any law of any other jurisdiction or the local laws of any jurisdiction.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Selling Stockholder (as defined in the Registration Statement) to the public, when issued and sold in the manner described in the Registration Statement (as amended), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof in connection with the matters referred to under the caption "Legal Matters."

Very truly yours,

/s/ Kirkpatrick & Lockhart LLP

KIRKPATRICK & LOCKHART LLP